________________________________________________________________









                  AGREEMENT AND PLAN OF MERGER

                      Dated January 6, 1997

                           By and Among

                      DYNAMET INCORPORATED,

             THE SHAREHOLDERS OF DYNAMET INCORPORATED

                               and

                 CARPENTER TECHNOLOGY CORPORATION









________________________________________________________________

                        _________________
                        TABLE OF CONTENTS
                        -----------------

                                                             Page
                                                             ----
ARTICLE I
THE TRANSACTION  . . . . . . . . . . . . . . . . . . . . . .    1
1.1.  Merger . . . . . . . . . . . . . . . . . . . . . . . .    1
1.2.  Closing. . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF DI AND DI SHAREHOLDERS. . . . . . . . . . . . . . . . . .    3
2.1.  Organization, Qualification, Authority and
      Good Standing. . . . . . . . . . . . . . . . . . . . .    3
2.2.  Capitalization . . . . . . . . . . . . . . . . . . . .    3
2.3.  Subsidiaries and Affiliates. . . . . . . . . . . . . .    4
2.4.  Authorization and Enforceability . . . . . . . . . . .    4
2.5.  No Violation of Laws or Agreements . . . . . . . . . .    4
2.6.  Financial Statements . . . . . . . . . . . . . . . . .    4
2.7.  Undisclosed Liabilities. . . . . . . . . . . . . . . .    5
2.8.  No Changes . . . . . . . . . . . . . . . . . . . . . .    5
2.9.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . .    7
2.10. Inventories. . . . . . . . . . . . . . . . . . . . . . .  8
2.11. Accounts Receivable. . . . . . . . . . . . . . . . . . .  9
2.12. No Pending Litigation or Proceedings . . . . . . . . . .  9
2.13. Contracts; Compliance. . . . . . . . . . . . . . . . . .  9
2.14. Compliance with Laws . . . . . . . . . . . . . . . . .   10
2.15. Consents . . . . . . . . . . . . . . . . . . . . . . .   11
2.16. Title. . . . . . . . . . . . . . . . . . . . . . . . .   11
2.17. Real Estate. . . . . . . . . . . . . . . . . . . . . .   12
2.18. Transactions with Related Parties. . . . . . . . . . .   12
2.19. Condition of Assets. . . . . . . . . . . . . . . . . .   12
2.20. Compensation Arrangements; Bank Accounts, Directors,
      Officers and Fiduciaries . . . . . . . . . . . . . . .   13
2.21. Labor Relations. . . . . . . . . . . . . . . . . . . .   13
2.22. Insurance. . . . . . . . . . . . . . . . . . . . . . .   13
2.23. Patents and Intellectual Property Rights . . . . . . .   14
2.24. Employee Benefit Plans . . . . . . . . . . . . . . . .   14
2.25. Environmental Matters. . . . . . . . . . . . . . . . .   16
2.26. Brokers. . . . . . . . . . . . . . . . . . . . . . . .   19
2.27. Disclosure . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CTC. . . . . . . . . . . .   19
3.1.  Organization, Qualification, Authority and
      Good Standing of CTC . . . . . . . . . . . . . . . . .   19
3.2.  Organization, Qualification, Authority and
      Good Standing of Merger Sub. . . . . . . . . . . . . .   19
3.3.  Capitalization . . . . . . . . . . . . . . . . . . . .   19
3.4.  Authorization and Enforceability . . . . . . . . . . .   20
3.5.  No Violation of Laws or Agreements . . . . . . . . . .   20
3.6.  Financial Statements; 1934 Act Filings . . . . . . . .   20
3.7.  Consents . . . . . . . . . . . . . . . . . . . . . . .   21
3.8.  Brokers. . . . . . . . . . . . . . . . . . . . . . . .   21
3.9.  Disclosure . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE IV
CERTAIN OBLIGATIONS OF DI AND
DI SHAREHOLDERS PENDING CLOSING  . . . . . . . . . . . . . .   21
4.1.  Conduct of Business Pending Closing. . . . . . . . . .   21
4.2.  Insurance; Environmental Permits . . . . . . . . . . .   23
4.3.  Fulfillment of Agreements. . . . . . . . . . . . . . .   23
4.4.  Access, Information and Documents. . . . . . . . . . .   23
4.5.  H-S-R Act Compliance . . . . . . . . . . . . . . . . .   24
4.6.  Delivery of Financial Statements for Subsequent
      Periods. . . . . . . . . . . . . . . . . . . . . . . .   24
4.7.  Environmental Lists. . . . . . . . . . . . . . . . . .   24

ARTICLE V
CERTAIN OBLIGATIONS OF CTC PENDING CLOSING . . . . . . . . .   24
5.1.  Fulfillment of Agreements. . . . . . . . . . . . . . .   24
5.2.  H-S-R Act Compliance . . . . . . . . . . . . . . . . .   25
5.3.  Formation of Merger Sub. . . . . . . . . . . . . . . .   25
5.4.  Listing of CTC Stock . . . . . . . . . . . . . . . . .   25
5.5.  Delivery of 1934 Act Reports for Subsequent Periods. .   25
5.6.  Environment Audit. . . . . . . . . . . . . . . . . . .   25
5.7   Agreements . . . . . . . . . . . . . . . . . . . . . .   26
5.8   Confidentiality. . . . . . . . . . . . . . . . . . . .   26

ARTICLE VI
CONDITIONS TO CLOSING; TERMINATION . . . . . . . . . . . . .   27
6.1.  Conditions Precedent to Obligation of CTC. . . . . . .   27
6.2.  Conditions Precedent to Obligations of DI and DI
      Shareholders . . . . . . . . . . . . . . . . . . . . .   29
6.3.  Termination. . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE VII
RESTRICTIONS ON TRANSFER OF CTC STOCK;
REGISTRATION RIGHTS; BOARD REPRESENTATION. . . . . . . . . .   31
7.1.  Restrictions on Transfer and Certain Activities. . . .   31
7.2.  Registration of CTC Stock. . . . . . . . . . . . . . .   36
7.3.  Board Representation . . . . . . . . . . . . . . . . .   38
7.4.  No Disposition Inconsistent with Reorganization. . . .   39

ARTICLE VIII
SURVIVAL AND INDEMNIFICATION . . . . . . . . . . . . . . . .   39
8.1.  Nature and Survival of Representations . . . . . . . .   39
8.2.  Indemnification by DI Shareholders . . . . . . . . . .   40
8.3.  Indemnification by CTC . . . . . . . . . . . . . . . .   40
8.4.  Notification of Actions; Control of Proceedings and
      Cooperation. . . . . . . . . . . . . . . . . . . . . .   41
8.5.  Limitations. . . . . . . . . . . . . . . . . . . . . .   41
8.6.  Satisfaction of Claims with CTC Stock. . . . . . . . .   42
8.7.  Definition of Material Adverse Effect. . . . . . . . .   42

ARTICLE IX
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .   42
9.1.  Costs, Expenses and Taxes. . . . . . . . . . . . . . .   42
9.2.  Further Assurances; Cooperation. . . . . . . . . . . .   42
9.3.  Option to Purchase or Sell Forged Products Assets. . .   42
9.4.  Post-Closing Access; Preservation of Books and
      Records. . . . . . . . . . . . . . . . . . . . . . . .   43
9.5.  Communications . . . . . . . . . . . . . . . . . . . .   43
9.6.  Assignability; Successors and Assigns. . . . . . . . .   44
9.7.  Governing Law; Remedies. . . . . . . . . . . . . . . .   44
9.8.  Headings . . . . . . . . . . . . . . . . . . . . . . .   45
9.9.  Amendment and Waiver . . . . . . . . . . . . . . . . .   45
9.10. Entire Agreement . . . . . . . . . . . . . . . . . . .   45
9.11. Execution in Counterparts. . . . . . . . . . . . . . .   45
9.12. Appointment of Agent for Delivery. . . . . . . . . . .   45

                             EXHIBITS
                             --------
                                             Section Where
Designation    Description                   First Referenced
-----------    -----------                   ----------------
     A         Plan of Merger                Preamble

     B         Forms of Consulting           1.2(b)(iii)
               and Non-Competition
               Agreements

     C         Form of Opinion of            6.1(c)
               Counsel for DI

     D         Opinion of Counsel for CTC    6.2(c)

     E         Form of Option Agreement      9.3

                            SCHEDULES
                            ---------
                                             Section Where
Designation    Description                   First Referenced
-----------    -----------                   ----------------
  2.01         Jurisdictions Where Qualified      2.1

  2.02         Capital Stock                      2.2

  2.03         Affiliated Company                 2.3

  2.05         Violation of Laws or Agreements    2.5

  2.06         Financial Disclosure               2.6

  2.07         Disclosed Liabilities              2.7

  2.08         Changes Since Balance Sheet Date   2.8

  2.09         Taxes                              2.9

  2.10         Inventories                        2.10

  2.11         Accounts Receivable                2.11

  2.12         Pending Litigation or Proceedings  2.12

  2.13         Contracts, Leases and Other        2.13
               Commitments

  2.14         Permits & Registrations            2.14

  2.15         Necessary Consents and Approvals   2.15

  2.16         Liens                              2.16

  2.17         Real Estate Interests              2.17

  2.18         Permitted Related Party            2.18
               Transactions

  2.20         Compensation Arrangements          2.8(n)
               and Bank Accounts

  2.21         Labor Relations                    2.21

  2.22         Insurance Policies                 2.22

  2.23         Patents and Intellectual           2.23
               Property Rights

  2.24         ERISA Disclosures                  2.8(f)

  2.25         Environmental Matters              2.25

  4.01         Property Distribution              4.1(c)(vi)

  5.07         Employment Agreements              5.7
               and Programs

  9.03         FPD Assets and Liabilities         9.3

                     INDEX OF DEFINED TERMS
                     -----------------------
     The following terms used herein are defined in the Sections indicated:

                                             Section in
   Term                                      Which Defined
   ----                                      -------------
DI                                           Preamble
DI Shareholders                              Preamble
Warranting Shareholders                      Preamble
CTC                                          Preamble
Merger                                       Preamble
Merger Sub                                   Preamble
Plan of Merger                               Preamble
DI Stock                                     1.1(b)
CTC Stock                                    1.1(b)
CTC Market Price                             1.1(b)
Closing                                      1.2(a)
Closing Date                                 1.2(a)
time of Closing                              1.2(a)
Effective Time                               1.2(a)
State Merger Filings                         1.2(b)(i)
Exchange Agent                               1.2(b)(ii)
Disclosure Statement                         2.1
Material Adverse Effect                      2.5
Financial Statements                         2.6
GAAP                                         2.6
Balance Sheet                                2.6
Balance Sheet Date                           2.6
Ordinary Course of Business                  2.7
Related Party                                2.8(n)
Taxes                                        2.9(a)
Tax                                          2.9(a)
Code                                         2.9(d)
Proceedings                                  2.12
Permits and Licenses                         2.14
H-S-R Act                                    2.15
Real Properties                              2.17
Permitted Related Party Transactions         2.18
ERISA                                        2.24(a)
Benefit Plans                                2.24(a)
Affiliate                                    2.24(i)
Former Affiliate                             2.24(i)
Environmental Laws                           2.25(a)
Environmental Permits                        2.25(a)
Management                                   2.25(c)
Managed                                      2.25(c)
Hazardous Substances                         2.25(c)
PCBs                                         2.25(f)
ACM                                          2.25(f)
CERCLA                                       2.25(g)
CERCLIS                                      2.25(g)
Released                                     2.25(h)
NYSE                                         3.3
CTC MAE                                      3.5
Most-Recent 10-Ks                            3.6
SEC                                          3.6
1934 Act                                     3.6
CTC Financial Statements                     3.6
Permitted Distributions                      4.1(c)(vi)
Aggregate AAA Value                          4.1(c)(vi)
FTC                                          4.5
AT Division                                  4.5
NYSE Application                             5.4
Environmental Auditors                       5.6
Environmental Report                         5.6
Merger Shares                                7.1(a)(i)
1933 Act                                     7.1(a)(i)
Rule 144                                     7.1(a)(i)
Limited 144 Resale Period                    7.1(a)(ii)
Response Period                              7.1(a)(iii)
Repurchase Right                             7.1(a)(iii)
Offered Merger Shares                        7.1(a)(iii)
Unrestricted Permitted Transferee            7.1(e)(i)
Permitted Transferee                         7.1(e)(ii)
affiliate                                    7.1(e)(iii)
Disposition                                  7.1(e)(iii)
Standstill Term                              7.1(f)(i)
CTC Change of Control Event                  7.1(f)(ii)
CTC Voting Securities                        7.1(f)(iii)
voting power                                 7.1(f)(iii)
Participating Sellers                        7.2(c)
DI Designee                                  7.3(a)
Damages                                      8.2(a)
Indemnitee                                   8.4
Indemnitor                                   8.4
FPD Assets                                   9.3
Stelkast Preferred Stock                     9.3
Agent for Delivery                           9.12(a)

                   AGREEMENT AND PLAN OF MERGER
                   ----------------------------

          AGREEMENT AND PLAN OF MERGER dated January 6, 1997 by and among DYNAMET INCORPORATED, a Pennsylvania corporation ("DI"), PETER C. ROSSIN, PETER N. STEPHANS, ADA E. ROSSIN, and JOAN R. STEPHANS, individually and as trustees, holders of all of the issued and outstanding shares of capital stock of DI (collectively, the "DI Shareholders," with Messrs. Rossin and Stephans being hereinafter sometimes referred to as the "Warranting Shareholders") and CARPENTER TECHNOLOGY CORPORATION, a Delaware corporation ("CTC").

          The parties hereto desire to provide for the merger (the "Merger") of DI with and into a newly-formed corporation to be organized as a wholly-owned subsidiary of CTC ("Merger Sub") pursuant to the Plan of Merger attached hereto as Exhibit A (the
                                                  ---------
"Plan of Merger") and further to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, all for the purpose of effecting a reorganization under the provisions of sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended.

          INTENDING TO BE LEGALLY BOUND, the parties agree as follows:

                            ARTICLE I
                            ---------
                         THE TRANSACTION
                         ---------------
          1.1.  Merger.
                ------
               (a)  Effective Date.  At the time of Closing (as
                    --------------
hereinafter defined) hereunder, DI will be merged into Merger Sub pursuant to the terms of the Plan of Merger.

               (b)  Conversion of DI Capital Stock.  As a result
                    ------------------------------
of the Merger, each share of Common Stock, par value $5 per share, of DI ("DI Stock") outstanding at the time of Closing hereunder will be converted into (i) the right to receive $166.0581 in cash and (ii) 9.0704 shares of Common Stock, par value $5 per share, of CTC ("CTC Stock"); provided, however, that
                                          -----------------
in the event that the average of the closing sale prices of CTC Stock as reported on the New York Stock Exchange Composite Tape for the most recent 15 days on which trading in CTC Stock has occurred ending on the day immediately preceding the Closing Date (as hereinafter defined) (the "CTC Market Price"), is greater than $40 or less than $28, DI and CTC shall each have the right to terminate this Agreement pursuant to Section 6.3(a)(iv) hereof.

               (c)  Fractional Shares.  No fractional shares of
                    -----------------
CTC Stock will be issued as a result of the Merger; fractional interests will be provided for in accordance with the terms of the Plan of Merger.

          1.2.  Closing.
                -------
               (a)  Time and Place.  The closing under this
                    --------------
Agreement (the "Closing") will take place at 10:00 a.m., local time, on the later to occur of February 28, 1997 or the third business day after all consents and authorizations referred to in Sections 6.1(e) and 6.2(e) have been obtained and the parties have otherwise determined that all conditions to Closing contemplated by Article VI hereof not theretofore waived have been or can be satisfied, at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania, or at such other time, date or place as the parties may mutually agree. The date on which and the time of day at which Closing occurs are sometimes respectively referred to herein as the "Closing Date" and the "time of Closing." The Closing will be deemed to be effective as of the close of business on the Closing Date, such time being sometimes referred to herein as the "Effective Time."

               (b)  Deliveries and Proceedings at the Closing.
                    -----------------------------------------
At the time of Closing:

                      (i)  Filing of Articles and Certificate of
                           -------------------------------------
Merger.  Articles of merger and a certificate of merger
------
(collectively, the "State Merger Filings"), having been duly executed and delivered by the parties thereto, shall be filed with the Department of State of the Commonwealth of Pennsylvania and the Office of the Secretary of State of the State of Delaware, respectively, thereby effecting the Merger.

                     (ii)  Exchange of Stock Certificates and
                           ----------------------------------
Cash.  Upon receipt of notice of the effectiveness of the Merger,
----
Peter C. Rossin, as Agent for Delivery (as hereinafter defined) for those holders of DI Stock who have duly appointed him as such, will surrender to CTC or to the Exchange Agent designated pursuant to Paragraph 4(a) of the Plan of Merger (the "Exchange Agent"), if so designated, certificates representing all the shares of DI Stock of which each such holder is then the registered owner, in exchange for which CTC or the Exchange Agent will deliver to the Agent for Delivery a stock certificate for the number of shares of CTC Stock to which such holder is entitled by the terms of this Agreement and the Plan of Merger, with each such stock certificate to be registered in the name of the appropriate holder and to bear the legend referred to in
Section 7.1(b) hereof and shall wire transfer the amount of the cash payment for such holder in immediately available funds to an account designated by such holder no later than two days prior to the Closing Date.

                    (iii)  Execution of Consulting and Non-
                           --------------------------------
Competition Agreements.  Consulting and Non-Competition
----------------------
Agreements in substantially the forms attached hereto as Exhibits B-1 and B-2 will be executed and delivered by CTC, DI
------------     ---
and Messrs. Rossin and Stephans, respectively.

                    (iv)  Other Deliveries.  The Closing
                          ----------------
certificates, opinions of counsel and other documents required to be delivered pursuant to this Agreement will be exchanged.

                            ARTICLE II
                            ----------
                  REPRESENTATIONS AND WARRANTIES
                  ------------------------------
                    OF DI AND DI SHAREHOLDERS
                    -------------------------
          Each DI Shareholder hereby individually and severally and not jointly represents to CTC that such DI Shareholder has full legal right, power and authority to execute and deliver this Agreement and perform such DI Shareholder's obligations hereunder, without need for any consent, approval, authorization or order of any court or governmental agency or body.

          Each of DI and the Warranting Shareholders hereby individually and severally and not jointly represents and warrants to CTC as follows:

          2.1.  Organization, Qualification, Authority and Good
                -----------------------------------------------
Standing.  DI is a corporation duly organized, validly existing
--------
and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own or lease its properties and assets as now owned or leased, to carry on its business as and where now being conducted, to enter into this Agreement and the Plan of Merger, and to perform its obligations hereunder and thereunder. DI is duly qualified and in good standing as a foreign corporation, duly authorized to do business, in those jurisdictions referred to in Schedule 2.01 of the Disclosure Statement delivered by DI to CTC in connection with this Agreement (the "Disclosure Statement"), except where the failure to be so qualified, in good standing and duly authorized is not likely to have a Material Adverse Effect (as hereinafter defined). The copies of DI's articles of incorporation and bylaws, as amended to date, which have been delivered to CTC are correct and complete and such instruments are in full force and effect on the date hereof.

          2.2.  Capitalization.  Schedule 2.02 of the Disclosure
                --------------
Statement sets forth the authorized and outstanding capital stock of DI. All of such outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon DI and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no outstanding or unexercised options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of DI to which DI is a party or of which DI has knowledge and there are no securities convertible into or exchangeable for any of DI's capital stock issued by DI.

          2.3.  Subsidiaries and Affiliates.  DI does not
                ---------------------------
directly or indirectly control any other corporation or business organization with the exception of those listed on Section 2.03 of the Disclosure Statement, which are not material to the core business of DI.

          2.4.  Authorization and Enforceability.  The execution,
                --------------------------------
delivery and performance of this Agreement by DI have been duly authorized by the Board of Directors of DI and have been duly approved by all necessary action on the part of the holders of DI Stock. This Agreement has been and the Plan of Merger will be duly executed and delivered by DI and each of them constitutes or will constitute, when so executed and delivered, the legal, valid and binding obligation of DI, enforceable in accordance with its terms except as such enforceability may be limited or affected by
(i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors,
(ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance or injunctive relief, and (iii) general principles of equity (regardless whether such remedies are sought in a proceeding in equity or at law).

          2.5.  No Violation of Laws or Agreements.  Except as
                ----------------------------------
disclosed on Schedule 2.05 of the Disclosure Statement, the execution and delivery of this Agreement by DI do not, and its consummation of the transactions contemplated hereby and its compliance with the terms, conditions and provisions of this Agreement will not, (a) contravene any provision of the articles of incorporation or bylaws of DI; (b) conflict with or result in a breach of or constitute a default (or an event which would with the passage of time or the giving of notice or both constitute a default) under any of the terms, conditions or provisions of any material indenture, mortgage, loan or credit agreement or other agreement or instrument to which DI is a party or by which it or any of its assets may be bound, or any judgment or order to which DI is subject of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, any of which contraventions, conflicts, breaches or defaults, individually or in the aggregate, is likely to have a material adverse effect on the financial condition of DI or the results of its operations (a "Material Adverse Effect"); (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the assets of DI or give to others any interest or right therein which is likely to have a Material Adverse

Effect; (d) result in the maturation or acceleration of any liability of DI with a value in excess of $500,000 (or give others the right to cause such a maturation or acceleration) which is likely to have a Material Adverse Effect; or (e) result in the termination of or loss of any right (or give others the right to cause such a termination or loss) under any material agreement or contract to which DI is a party or by which it may be bound which is likely to have a Material Adverse Effect.

          2.6.  Financial Statements.  The books of account and
                --------------------
related records of DI fairly and accurately reflect in reasonable detail its assets, liabilities and transactions. DI has delivered to CTC the following financial statements of DI (the
"Financial Statements"):

               (a) Audited balance sheets as at December 31, 1995 and 1994, and related statements of income, shareholders' equity and cash flows for the years then ended, audited by Price
Waterhouse LLP; and

               (b) Unaudited balance sheet as at November 30, 1996 and related statements of income, shareholders' equity and cash flows for the eleven months then ended.

The Financial Statements (i) have been prepared in accordance with the books and records of DI and (ii) except as disclosed on
Schedule 2.06 of the Disclosure Statement, present fairly in all material respects the financial condition of DI as at the respective dates and the results of operations, shareholders' equity and cash flows for the periods covered thereby, in accordance with generally accepted accounting principles ("GAAP") consistently applied. All references in this Agreement to the "Balance Sheet" shall mean the balance sheet of DI as at December 31, 1995 included in the Financial Statements, and all references to the "Balance Sheet Date" shall mean December 31, 1995.

          2.7.  Undisclosed Liabilities.  As of the date hereof,
                -----------------------
DI has no liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise (including liabilities for or in respect of federal, state, local or foreign taxes or any interest or penalties relating thereto) that would be required to be disclosed on a balance sheet and related notes thereto prepared in accordance with GAAP, except liabilities
(a) reflected on the Balance Sheet and related notes thereto,
(b) incurred in the Ordinary Course of Business (as hereinafter defined) since the Balance Sheet Date and appropriately reflected on DI's books of account, or (c) as disclosed on Schedule 2.07 of the Disclosure Statement. For purposes of this Agreement, "Ordinary Course of Business" shall mean with respect to any transaction, series of transactions or activities undertaken by DI that such transactions or activities are consistent in amount or volume, timing and purposes with similar transactions or activities undertaken by DI in the 24-month period ended on the Balance Sheet Date.

          2.8.  No Changes.  Except as contemplated by this
                ----------
Agreement or as disclosed on Schedule 2.08 of the Disclosure Statement, from the Balance Sheet Date to the date hereof, DI has conducted its business only in the Ordinary Course of Business. Without limiting the generality of the foregoing sentence, except as disclosed on such Schedule 2.08, between the Balance Sheet Date and the date of this Agreement there has not been:

               (a)  Any change in the financial condition,
assets, liabilities, net worth or business of DI except changes in the Ordinary Course of Business, which, individually or in the aggregate, has had or is likely to have a Material Adverse
Effect;

               (b) Any damage, destruction or loss, whether or not covered by insurance, which has had or is likely to have a Material Adverse Effect;

               (c) Any entering into a material mortgage or pledge of, or any granting of a material security interest in, any of DI's tangible or intangible assets except in the Ordinary
Course of Business;

               (d) Any strike, walkout, labor trouble or any similar event, development or condition which has had a Material
Adverse Effect;

               (e) Any declaration, setting aside or payment of a dividend or other distribution in respect of any capital stock of DI, or any direct or indirect redemption, purchase or other acquisition by DI of any such stock or any rights or options to purchase such stock or securities convertible into or exchangeable for such stock;

               (f) Any material increase in the salaries or other compensation payable or to become payable to, or any material advance (excluding advances in the Ordinary Course of Business) or loan to, any officer or director of DI (except normal merit increases made in the Ordinary Course of Business), or any payments to any pension, retirement, profit sharing, bonus or similar plan except payments in the Ordinary Course of Business made pursuant to the plans described on Schedule 2.24 of the Disclosure Statement, or any other payment of any kind to (or on behalf of) any such officer or director other than payment of base compensation and reimbursement for reasonable business expenses in the Ordinary Course of Business or as disclosed on
Schedule 2.08 of the Disclosure Statement;

               (g) Any making or authorization of any single capital expenditure by DI in excess of $250,000;

               (h)  Any cancellation or waiver of any right
material to the operation of the business of DI or any cancellation (other than upon satisfaction) or any waiver of any material debts or claims or any cancellation or waiver of any debts or claims against any Related Party (as such term is hereinafter defined), except in the Ordinary Course of Business;

               (i) Any sale, transfer or other disposition of any material assets of DI, except in the Ordinary Course of Business;

               (j) Any payment, discharge or satisfaction of any material liability or obligation (whether accrued, absolute, contingent or otherwise) by DI, other than the payment, discharge or satisfaction of liabilities or obligations in the Ordinary Course of Business;

               (k) Any change or, to the knowledge of DI or either of the Warranting Shareholders, threat of any change in any of the relations of DI with its significant suppliers, clients or customers other than in the Ordinary Course of Business;

               (l) Any material write-off as uncollectible of any notes or accounts receivable of DI or material write-downs of the value of any assets or inventory by DI other than in the Ordinary Course of Business;

               (m) Any change by DI in any method of accounting or keeping its books of account or accounting practices or policies or method of application thereof, including but not limited to changes in estimates or valuation methods;

               (n) Any material payment, loan or advance to, or sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or the entering into of any agreement, arrangement or transaction with, any Related Party, except for (i) advisory fees disclosed on
Schedule 2.08 of the Disclosure Statement and (ii) compensation to the officers and employees of DI at rates not exceeding the rates of compensation disclosed on Schedule 2.20 of the Disclosure Statement or expense or other advances to such persons made in the Ordinary Course of Business (as used herein, a "Related Party" means any of the officers, directors or shareholders of DI, any affiliate, associate or relative of DI or of any shareholder of DI, or any of their respective officers or directors, or any business or entity in which any shareholder of DI or any affiliate, associate or relative of any such person or of DI has any direct or indirect interest); or

               (o) Any disposition of, or failure to keep in effect any rights in, to or for the use of, any patent, trademark, service mark, trade name or copyright, other than in the Ordinary Course of Business, except for any such disposition or failure that is likely to have a Material Adverse Effect.

          2.9.  Taxes.
                -----
               (a) DI has (i) timely filed all federal, state and local or foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax returns or extensions in respect thereof (all the foregoing taxes, including interest and penalties thereon and including estimated taxes, being hereinafter collectively referred to as "Taxes" and individually referred to as a ("Tax") and (ii) paid all Taxes which are shown to have become due pursuant to such returns or extensions and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received, other than any such Taxes which DI is disputing in good faith proceedings. All such returns are correct and complete in all material respects, have been prepared in accordance with all applicable laws and requirements and accurately reflect in all material respects the taxable income
(or other measure of Tax) of the party filing the same. The accruals for Taxes contained in the Balance Sheet are adequate to cover all liabilities for Taxes for all periods ending on or before the Balance Sheet Date and nothing has occurred subsequently to make any of such accruals inadequate. All Taxes for periods beginning after the Balance Sheet Date and ending on the date hereof have been paid or are adequately reserved against on the books of DI.

               (b)  DI has filed all information returns or
reports, including 1099 forms, which are required to be filed and has accurately reported all information required to be included on such returns or reports. True copies of federal and state income tax returns of DI for each of the years ended December 31, 1994 and 1995 will be delivered to CTC within twenty (20) days of the signing of this Agreement. Except as disclosed on
Schedule 2.09 of the Disclosure Statement, there are no proposed assessments of Tax against DI, or proposed adjustments with respect to any tax returns filed by DI, or proposed adjustments to the manner in which any Tax of DI is determined pending. Except as disclosed on such Schedule 2.09, each Tax return of DI has been audited by the relevant authorities (and all deficiencies or proposed deficiencies resulting from such audits have been paid or are adequately provided for or reserved against in the Financial Statements), or the statute of limitations with respect to such Tax return has expired, and no Tax return is under examination by any taxing authority, and no notification of intention to examine has been received from any taxing authority. No claim has been made by any taxing authority in a jurisdiction where DI does not file tax returns that DI is or may be subject to taxation by that jurisdiction.

               (c) There is no agreement or arrangement with any person or entity pursuant to which DI would have any obligation with respect to Taxes of another person following the Closing.

               (d) Except as disclosed on Schedule 2.09 of the Disclosure Statement, DI has never (i) filed any consent agreement under section 341(f) of the Internal Revenue Code of 1986 or any predecessor or successor statute (the "Code"),
(ii) executed or had executed by a parent company a waiver or consent extending any statute of limitation for the assessment or collection of any Tax which waiver or consent remains in effect,
(iii) joined in or been required to join in filing a consolidated federal income tax return or consolidated or combined state income tax return, (iv) applied for a tax ruling, (v) entered into a closing agreement with any taxing authority, or (vi) filed or been the subject of an election under section 338(g) or section 338(h)(10) of the Code or caused or been the subject of a deemed election under section 338(e) thereof. DI timely and properly filed an election to be taxed as an "S corporation" within the meaning of section 1361 of the Code for federal income tax purposes effective for the taxable year beginning January 1, 1993 and has continued to be taxed as an "S corporation" at all times thereafter. DI timely and properly elected or otherwise qualified under the income tax laws of the states of Pennsylvania and Florida to be taxed as an "S corporation" (or analogous provisions) effective for the taxable year beginning January 1, 1993 and has continued to be taxed as an "S corporation" (or analogous provisions) at all times thereafter in such jurisdictions.

          2.10.  Inventories.  Except for the inventory relating
                 -----------
to the Forged Products Division, all of the inventories of DI reflected on the Balance Sheet are valued on a last in, first out
(LIFO) basis. Except as disclosed on Schedule 2.10 of the Disclosure Statement, all of the finished goods inventories of DI reflected on the Balance Sheet and all such inventories acquired since the Balance Sheet Date consist of items of a quality and quantity generally useable and merchantable in the Ordinary Course of Business, and all of the raw materials and work in process inventory of DI reflected in the Balance Sheet and all such inventories acquired since the Balance Sheet Date are reasonably expected to be consumed in the Ordinary Course of Business (taking into account any reserves accrued by the Company). Except as set forth on such Schedule 2.10, no material portion of the finished goods inventory of DI is consigned to any third party or is located anywhere other than on the Real Properties (as hereinafter defined) or in transit.

          2.11.  Accounts Receivable.  All of the trade accounts
                 -------------------
and notes receivable of DI reflected on the Balance Sheet as well as those arising after the Balance Sheet Date represent amounts receivable for merchandise actually delivered or services actually provided (or, in the case of non-trade accounts or notes, represent amounts receivable in respect of other bona fide business transactions), have arisen in the Ordinary Course of Business, are not subject to any counterclaims or offsets (except to the extent adequately reserved) and have been billed and are generally due within 30 days (90 days in the case of foreign customers) after such billing. Except as set forth on Schedule
2.11 of the Disclosure Statement, to the knowledge of DI and each of the Warranting Shareholders, all such receivables were at the Balance Sheet Date and are presently fully collectible in the Ordinary Course of Business except to the extent reserved on the Balance Sheet or since the Balance Sheet Date on DI's books of account.

          2.12.  No Pending Litigation or Proceedings.  Except as
                 ------------------------------------
set forth on Schedule 2.12 of the Disclosure Statement, there are no actions, suits, investigations or proceedings pending or, to the knowledge of DI or either of the Warranting Shareholders, threatened against DI, any of its directors or officers, or any of its assets (including with respect to claims involving alleged defects in products sold to consumers) or affecting its ability to consummate the transactions contemplated by this Agreement, at law or in equity, by or before any court, arbitrator, governmental department, agency or instrumentality (collectively, "Proceedings"), other than those which are not likely to have a Material Adverse Effect. There are presently no outstanding judgments, decrees or orders of any court, arbitrator or any governmental or administrative agency against DI or any of its assets.

          2.13.  Contracts; Compliance.  Except as listed on
                 ---------------------
Schedule 2.13 of the Disclosure Statement or as reflected on the Balance Sheet, DI is not a party to or bound by any written agreement or contract of the following types:

               (a) mortgages, indentures, security agreements or other agreements and instruments relating to the borrowing of money or the extension of credit involving more than $250,000, individually;

               (b)  employment and consulting agreements;

               (c)  union or other collective bargaining
agreements;

               (d)  guaranty, surety and accommodation
agreements;

               (e) sales agency, manufacturer's representative and distributorship agreements;

               (f)  licenses of patent, trademark and other
intellectual property rights;

               (g) agreements, orders or commitments for the purchase of services, raw materials, supplies or finished products from any one supplier or related suppliers for an amount in excess of $250,000;

               (h) agreements, orders or commitments for the sale of products or services in excess of $250,000 to a single customer or purchaser;

               (i) contracts or options relating to the sale by DI of any material asset, other than sales of inventory in the Ordinary Course of Business;

               (j)  agreements or commitments for capital
expenditures in excess of $250,000 for any single project;

               (k)  joint venture agreements;

               (l) agreements, arrangements or understandings with any Related Party;

               (m) lease agreements under which it is either lessor or lessee;

               (n) non-competition and non-disclosure or secrecy agreements;

               (o) agreements, contracts or commitments for any charitable, educational or political contribution; and

               (p) other agreements, contracts and commitments which involve payments or receipts of more than $500,000 in any single year and which were entered into other than in the Ordinary Course of Business.

All such agreements and contracts are in full force and effect; DI has complied in all material respects with all provisions thereof; DI is not in material default under any of the terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a material default by DI under any provision thereof.

          2.14.  Compliance with Laws.  Schedule 2.14 of the
                 --------------------
Disclosure Statement sets forth a list of all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals from all federal, state, local and foreign governmental and regulatory bodies held by DI, other than Environmental Permits (as hereinafter defined) which are separately addressed in Sections 2.25 and 4.7, (collectively, "Permits and Licenses"). All Permits and Licenses are in full force and effect and DI is in substantial compliance with the terms and conditions thereof except where the failure to be in compliance is not likely to have a Material Adverse Effect. DI holds and is in substantial compliance with all Permits and Licenses required under all laws, rules and regulations applicable to DI except where the failure to so hold or be in compliance is not likely to have a Material Adverse Effect. Except as disclosed on such Schedule 2.14, DI has substantially complied with and is in substantial compliance with all applicable federal, state and local laws, rules, regulations and orders (including those relating to occupational safety and health and equal employment practices and excluding all laws referred to in Section 2.17 and all Environmental Laws (as hereinafter defined)) presently in effect and those no longer in effect if the applicable statute of limitations for violations has not yet lapsed except where the failure to be in compliance is not likely to have a Material Adverse Effect. Except as disclosed on Schedule 2.14 of the Disclosure Statement, no notice, citation, summons, order or request for information has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of DI or either of the Warranting Shareholders, threatened by any governmental, administrative or other entity with respect to any (a) alleged violation by DI of any law, rule, regulation or order of any governmental, administrative or other entity or (b) alleged failure by DI to have any Permit or License required in connection with its business.

          2.15.  Consents.  Except as (a) required by the Hart
                 --------
Scott-Rodino Antitrust Improvements Act of 1976, as amended ("H-S-R Act"), (b) contemplated by Section 1.2(b)(i) hereof, and
(c) disclosed on Schedule 2.15 of the Disclosure Statement, no consent, approval or authorization of, or registration or filing with, any person, including any governmental authority or other regulatory agency, is required to be obtained or made by DI in connection with the execution and delivery of this Agreement and the Plan of Merger by DI or the consummation by DI of the Merger or the other transactions contemplated hereby except for any consents, approvals, authorizations or registrations the failure to obtain which and any filings the failure to make which are not likely to have a Material Adverse Effect.

          2.16.  Title.  DI has good insurable and valid title
                 -----
(fee or leasehold) to all of its properties and assets, including the properties and assets reflected on the Balance Sheet (except those disposed of in the Ordinary Course of Business since the Balance Sheet Date), and none of such properties or assets is subject to any material mortgage, pledge, lien, restriction, encumbrance, tenancy, license, encroachment, covenant, right of way, easement, claim, security interest or charge except for
(a) minor imperfections of title, none of which individually or in the aggregate materially detracts from the value of or impairs the current use of the affected properties or impairs any current operations of DI, (b) liens for current taxes and assessments not yet due and payable or for taxes, assessments, governmental charges or levies, the validity of which are being contested in good faith by appropriate proceedings, (c) mechanics', carriers', workmen's, repairmen's or other similar liens arising in the Ordinary Course of Business, or (d) as disclosed on Schedule 2.16 of the Disclosure Statement.

          2.17.  Real Estate.  Schedule 2.17 of the Disclosure
                 -----------
Statement sets forth a list and summary description of all real properties owned (beneficially or of record) or leased by DI, and identifies all title insurance policies covering any of, and all leases relating to, such properties (the "Real Properties"). The use and operation of each Real Property substantially complies with all applicable material building, zoning, safety and other laws, ordinances, regulations, codes, permits, licenses and certificates (excluding Environmental Laws and Environmental Permits) and all restrictions and conditions affecting title except where the failure to be in compliance is not likely to have a Material Adverse Effect. DI has not received any notice for assessments for public improvements against any of the Real Properties which remain unpaid except as disclosed in such
Schedule 2.17, and, to the knowledge of DI and each of the Warranting Shareholders, no such assessment has been proposed. Except as disclosed in such Schedule 2.17, DI has not received any notice or order of any governmental, zoning or other public authority which (a) relates to violations of building, safety, fire or other ordinances or regulations, (b) claims any defect or deficiency with respect to any of the Real Properties or
(c) requests the performance of any repairs, alterations or other work to or in any of such Real Properties or in the streets bounding the same. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Properties and there is no indication that any such proceeding is contemplated.

          2.18.  Transactions with Related Parties.  Except as
                 ---------------------------------
disclosed on Schedule 2.18 of the Disclosure Statement (the transactions so disclosed being hereinafter referred to as "Permitted Related Party Transactions"), no Related Party has:

               (a) borrowed money from or loaned money to DI which has not been repaid;

               (b) any contractual or other claim, express or implied, of any kind whatsoever against DI;

               (c) any interest in any property or assets used by DI in its business; or

               (d) engaged in any other transaction with DI or Subsidiary (other than employment relationships at the salaries disclosed in Schedule 2.20 of the Disclosure Statement).

          2.19.  Condition of Assets.  The buildings, machinery,
                 -------------------
equipment, tools, furniture and improvements of DI reflected in the Balance Sheet are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are used in the business of DI (other than any such assets disposed of in the Ordinary Course of Business).

          2.20.  Compensation Arrangements; Bank Accounts,
                 -----------------------------------------
Directors, Officers and Fiduciaries.  Schedule 2.20 of the
-----------------------------------
Disclosure Statement sets forth the following information:

               (a)  the names and current annual salaries,
including any bonus and commissions, if applicable, of all present officers and employees of DI whose current annual salary, including any promised, expected or customary bonus, equals or exceeds $75,000, together with a statement of the full amount of all remuneration paid by DI to each such person during the 12 month period ending December 31, 1995 and, on an estimated basis, for the 12 month period ending December 31, 1996;

               (b) the name of each bank in which DI has an account or safe deposit box, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or to have access thereto; and

               (c) the names and titles of all directors and officers of DI and of each trustee, fiduciary or plan administrator of each employee benefit plan of DI.

          2.21.  Labor Relations.  Except as disclosed on
                 ---------------
Schedule 2.21 of the Disclosure Statement, (a) no employee of DI is represented by any union or other labor organization,
(b) there is no unfair labor practice complaint against DI pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slow-down or stoppage actually pending against or involving DI; (d) no grievance which is likely to have a Material Adverse Effect is pending; and (e) no private agreement restricts DI from relocating, closing or terminating any of its operations or facilities. As a result of the Merger, Merger Sub will become the successor in interest to DI as a party to all collective bargaining agreements referred to on such
Schedule 2.21 without the need for the consent of or further action by any other party thereto.

          2.22.  Insurance.  Schedule 2.22 of the Disclosure
                 ---------
Statement contains a list of all property and casualty and workers compensation insurance policies (and does not include any life insurance policies) in force at the date of this Agreement of which DI is the owner, insured or beneficiary, indicating for each policy the carrier, the insured, risks insured, premium rate, deductible amounts, expiration date and any pending claims thereunder. All such policies are and will be outstanding and will be in full force and effect until the respective termination dates indicated on such Schedule 2.22. There has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy, except where such failure is not likely to have a Material Adverse Effect. Except as set forth on such
Schedule 2.22, there are no outstanding unpaid premiums or claims under such policies with respect to the coverage afforded DI.

          2.23.  Patents and Intellectual Property Rights.
                 ----------------------------------------
Schedule 2.23 of the Disclosure Statement contains a list of all patents, patent applications, trademarks and trade names, copyrights, patent and trademark licenses, service marks, logos and the like owned by DI. To the knowledge of DI and each of the Warranting Shareholders, no claim has been made that any of them infringes the patents, trademarks or other rights of others. To the knowledge of DI and each of the Warranting Shareholders, the manufacture or sale of any products now or heretofore manufactured or sold by DI did not and does not infringe (nor has any claim been made that any such action infringes) the patents or rights of others. DI owns or possesses licenses or other rights to use all patents, patent applications, copyrights, trademarks, trade names and other intellectual property necessary to conduct its business as presently conducted.

          2.24.  Employee Benefit Plans.
                 ----------------------
               (a) The only employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), welfare benefit plans (as defined in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plans and arrangements, and other material employee fringe benefit plans presently maintained or contributed to by DI, other than a multiemployer plan as defined in Section 3(37) of ERISA, are those listed on Schedule 2.24 of the Disclosure Statement (the "Benefit Plans"), and a complete copy of each of such plans will be furnished to CTC within twenty
(20) days of the signing of this Agreement.

               (b) Each of the Benefit Plans is in compliance in all material respects with the applicable provisions of ERISA and those provisions of the Code applicable to the Benefit Plans.

               (c) Except as disclosed in Schedule 2.24 of the Disclosure Statement and except where the failure so to do is not likely to have a Material Adverse Effect, all contributions to the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable,
Section 302 of ERISA or section 412 of the Code, have been timely made. All such contributions to the Benefit Plans, except those that are not yet, but will be, required to be made prior to the time of Closing are properly accrued and reflected on the Balance Sheet or are disclosed on such Schedule 2.24.

               (d) Except as disclosed on Schedule 2.24 of the Disclosure Statement and except where the failure so to do is not likely to have a Material Adverse Effect, all material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed.

               (e) Except as disclosed on Schedule 2.24 of the Disclosure Statement, all of the Benefit Plans which are pension benefit plans are qualified and exempt from federal income taxes under sections 401(a) and 501(a), respectively, of the Code, and no such qualification with respect to any such Benefit Plan has been revoked nor, to the knowledge of DI or either of the Warranting Shareholders, has any such revocation been threatened in writing.

               (f)  Each of the Benefit Plans has been
administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the Code but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision. Except as disclosed on Schedule 2.24 of the Disclosure Statement, there are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and no pending or, to the knowledge of DI or either of the Warranting Shareholders, threatened claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability.

               (g)  None of the Benefit Plans nor, to the
knowledge of DI or either of the Warranting Shareholders, any trusts created thereunder or any trustee, administrator or other fiduciary thereof has engaged in a "prohibited transaction" (as such term is defined in section 4975 of the Code or Section 406 of ERISA) which could subject any thereof to the tax or penalty on prohibited transactions imposed by such section 4975 or the sanctions imposed under Title I of ERISA. Except as indicated on
Schedule 2.24 of the Disclosure Statement, neither any of the Benefit Plans nor any such trust has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof.

               (h) No Benefit Plan is or ever has been subject to Title IV of ERISA other than the Dynamet Powder Products
Defined Benefit Pension Plan, which was terminated in December,
1995.

               (i)  At no time since September 2, 1974 has
(i) DI, (ii) any other employer (an "Affiliate") that is, together with DI, treated as a "single employer" under section 414(b), 414(c) or 414(m) of the Code, or (iii) any employer which was at any time after September 2, 1974 an Affiliate of DI (a "Former Affiliate") incurred any liability which could subject CTC to liability under Section 4062 of ERISA.

               (j) Except as to (i) the National Industrial Group MultiEmployer Group Pension Plan as to which DI was obligated to make contributions through September, 1995, and
(ii) the UIU MultiEmployer Group Pension Plan to which DI has been obligated to contribute subsequent to September 30, 1995, as reflected on Schedule 2.24 of the Disclosure Statement, at no time since September 26, 1980, has DI or any Affiliate or Former Affiliate been required to contribute to, or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, to, any multiemployer pension plan, within the meaning of
Section 3(37) of ERISA, which liability has not been fully paid as of the date hereof, nor has any such employer announced an intention to withdraw, but not yet completed such withdrawal, from any multiemployer plan.

              (k) Each Benefit Plan that is a "group health plan", within the meaning of Section 607(1) of ERISA and which is subject to section 4980B of the Code (or section 162(k) as in effect prior to 1989), has complied with the continuation coverage requirements of those provisions and Part 6 of Title I of ERISA.

               (l) There are no "leased employees" within the meaning of section 414(n) of the Code who perform services for DI.

               (m)  No Benefit Plan provides for "parachute
payments" within the meaning of section 280G of the Code. There is no plan, fund or arrangement under which any employee of DI is entitled to claim or receive severance pay or benefits, except for non-qualified supplemental retirement plans for one retired executive employee and two active executive employees as disclosed on Schedule 2.24 of the Disclosure Statement.

               (n) After Closing, neither DI nor CTC shall have any obligations to make payments, contributions or transfers in respect of any Benefit Plan on account of service performed before the time of Closing, except for (i) monthly contributions and (ii) annual contributions to the Dynamet defined contribution plans listed on Schedule 2.24 of the Disclosure Statement, to be made, in both cases, in the Ordinary Course of Business and consistent with past practices.

          2.25.  Environmental Matters.  Except as disclosed on
                 ---------------------
Schedule 2.25 of the Disclosure Statement:

               (a)  DI is in compliance with all applicable
environmental statutes, rules, regulations, ordinances and common laws and settlement agreements, consent decrees or orders of any governmental entity to which DI is a party, all as in effect as of the date hereof ("Environmental Laws"), except where the failure to be in compliance is not likely to have a Material Adverse Effect. DI holds and is in compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations required for its business as currently operated and required under Environmental Laws ("Environmental Permits"), which are in full force and effect as of the date hereof, except where the failure of such Environmental Permits to be so held or in full force and effect or of the Company to be in compliance therewith is not likely to have a Material Adverse Effect.

               (b) DI has made timely application for renewals of all such Environmental Permits as are to expire by December 31, 1996, except Environmental Permits, for which, by their terms or by operation of law, renewal applications need not be made before their expiration or the failure to renew which is not likely to have a Material Adverse Effect. To the knowledge of DI and each of the Warranting Shareholders, all such Environmental Permits should be renewed in the ordinary course and should not be renewed with conditions which would require the expenditure of money in such amounts or result in changes that are likely to have a Material Adverse Effect.

               (c) No notice of violation, citation, summons or order has been received, no complaint has been served, no penalty has been assessed and, to the knowledge of DI, no investigation or review is pending or has been threatened by any governmental or other entity within the five-year period immediately preceding the date hereof or if prior to that time period which remains unresolved, which could require DI to expend money or abide by conditions contained in settlement agreements or consent decrees to which DI is a party to an extent which is likely to have a Material Adverse Effect on Merger Sub as the successor to DI following the Merger: (i) with respect to any alleged violation by DI or any of its predecessors in interest of any Environmental Law; or (ii) with respect to any alleged failure by DI to have complied with any Environmental Permit required in connection with its business; or (iii) with respect to any use, possession, generation, treatment, storage, recycling, transportation or disposal (collectively, "Management" or when used as a verb, ("Managed") or Release (as hereinafter defined) of any hazardous or toxic or polluting substance or waste, pollutant or contaminant, including, without limitation, petroleum products and radioactive materials, ("Hazardous Substances") by or on behalf of DI or any of its predecessors in interest.

               (d)  DI has not received any request for
information, notice of claim, demand or notification that it is or may be potentially responsible, with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance within the five-year period immediately preceding the date hereof or if prior to that time period which remains unresolved, which could require DI to expend money to an extent which is likely to have a Material Adverse Effect on Merger Sub as the successor to DI following the Merger.

               (e) DI has not and, to the knowledge of DI or either of the Warranting Shareholders, no one else has generated, treated, stored for more than 90 days, recycled or disposed of any Hazardous Substances on any property now or previously owned or leased by DI, except for any such actions which are not likely to have a Material Adverse Effect on Merger Sub as the successor to DI following the Merger.

               (f) No polychlorinated biphenyls ("PCBs") or asbestos-containing materials ("ACM") are present at any property now owned or leased by DI, nor, to the knowledge of DI, were PCBs or ACM present at any property during the time in which DI previously owned or leased such property, nor are there any underground storage tanks owned or operated by DI at any property now or previously owned or leased by DI or, to the knowledge of DI or either of the Warranting Shareholders, by anyone else at any property now owned or leased by DI, except for the presence of any such PCBs, ACM or tanks which are not likely to have a Material Adverse Effect.

               (g)  To the knowledge of DI or either of the
Warranting Shareholders, no Hazardous Substance Managed by or on behalf of DI or any predecessor in interest of DI has come to be located at any site which is listed under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, ("CERCLA"), the Comprehensive Environmental Response Compensation and Liability Information System ("CERCLIS") or on any similar published state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against DI, CTC or Merger Sub for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

               (h)  To the knowledge of DI or either of the
Warranting Shareholders, no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Released") at, on, about or under any property now or previously owned or leased by DI or any predecessor in interest of DI which is likely to have a Material Adverse Effect on Merger Sub as the successor to DI following the Merger.

               (i)  To the knowledge of DI or either of the
Warranting Shareholders, during the last three years ending on the date hereof, no written notification of a Release or threat of Release of a Hazardous Substance has been filed by or on behalf of DI in relation to any property now or previously owned or leased by DI. No property now or previously owned or leased by DI is, to the knowledge of DI or either of the Warranting Shareholders, listed on the National Priority List promulgated pursuant to CERCLA, on CERCLIS, or on any similar published state list of sites requiring investigation or cleanup.

               (j)  To the knowledge of DI or either of the
Warranting Shareholders, there are no environmental liens on any properties now owned or leased by DI and no governmental actions have been taken or are in process or pending which could subject any of such properties to such liens.

               (k) DI would not be required to place any notice or restriction relating to the presence of Hazardous Substances in the deed to any property now owned by it, and, to the knowledge of DI or either of the Warranting Shareholders, no property now or previously owned by DI has such a notice or restriction in its deed.

               (l) Except as listed in Schedule 2.25 of the Disclosure Statement and heretofore made available for review by CTC, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses, other than those required to be done routinely pursuant to Environmental Permits or Environmental Laws, conducted in relation to any property or business now or previously owned or leased by DI which have been performed by or on behalf of DI or, to the knowledge of DI or either of the Warranting Shareholders, by any other person.

          2.26.  Brokers.  Neither DI nor any DI Shareholder has
                 -------
made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee, commission or other similar compensation as a result of the transactions contemplated hereby.

          2.27.  Disclosure.  No representation or warranty by DI
                 ----------
or either of the Warranting Shareholders in this Agreement and no Schedule furnished or to be furnished to CTC pursuant hereto knowingly contains or will contain as of the time made or provided any untrue statement of a material fact or knowingly omits or will omit as of the time made or provided to state any material fact necessary to make the statements contained herein or therein not misleading.


                           ARTICLE III
                           -----------
              REPRESENTATIONS AND WARRANTIES OF CTC
              -------------------------------------
          CTC hereby represents and warrants to DI and the DI
Shareholders as follows:

          3.1.  Organization, Qualification, Authority and Good
                -----------------------------------------------
Standing of CTC.  CTC is a corporation duly organized, validly
---------------
existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease its properties and assets as now owned or leased, to carry on its business as and where now being conducted, to enter into this Agreement and the Plan of Merger, and to perform its obligations hereunder and thereunder.

          3.2.  Organization, Qualification, Authority and Good
                -----------------------------------------------
Standing of Merger Sub.  At the time of Closing, Merger Sub will
----------------------
be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and will have all requisite power and authority to enter into the Plan of Merger and to perform its obligations thereunder.

          3.3.  Capitalization.  CTC's authorized capital stock
                --------------
consists solely of 2,000,000 shares of Preferred Stock, par value $5 per share, of which 451.40 have been issued and are outstanding as Series A Convertible Preferred Shares and 50,000,000 shares of CTC Stock, of which 16,626,844 are issued and outstanding and of which an additional 2,930,916 are held in CTC's treasury as of the date hereof. All of such outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon CTC and are duly listed upon and admitted to trading on the New York Stock Exchange (the "NYSE").

          3.4.  Authorization and Enforceability.  The execution,
                --------------------------------
delivery and performance by CTC of this Agreement and each of the other instruments to be delivered by CTC at Closing have been duly authorized by all necessary corporate action on the part of CTC, and this Agreement constitutes, and each of such other instruments, when executed and delivered, will constitute, the legal, valid and binding obligation of CTC, enforceable in accordance with its terms except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance or injunctive relief, and (iii) general principles of equity (regardless whether such remedies are sought in a proceeding in equity or at law).

          3.5.  No Violation of Laws or Agreements.  The
                ----------------------------------
execution and delivery of this Agreement by CTC do not, and its consummation of the transactions contemplated hereby and its compliance with the terms, conditions and provisions of this Agreement will not, (a) contravene any provision of CTC's certificate of incorporation or bylaws; (b) conflict with or result in a breach of or constitute a default (or an event which would with the passage of time or the giving of notice or both constitute a default) under any of the terms, conditions or provisions of any material indenture, mortgage, loan or credit agreement or other agreement or instrument to which CTC or any of its subsidiaries is a party or by which any of them or any of their assets may be bound, or any judgment or order to which CTC or any of its subsidiaries is subject of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation, any of which contraventions, conflicts, breaches or defaults, individually or in the aggregate, is likely to have a materially adverse effect on the financial condition of CTC and its subsidiaries or the results of their operations taken as a whole (a "CTC MAE"), (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of their assets or give to others any interest or right therein which is likely to have a CTC MAE, (d) result in the maturation or acceleration of any liability or obligation of any of them in excess of $500,000 (or give others the right to cause such a maturation or acceleration) which is likely to have a CTC MAE, or
(e) result in the termination of or loss of any right (or give others the right to cause such a termination or loss) under any material agreement or contract to which any of them is a party or by which any of them may be bound which is likely to have a CTC MAE.

          3.6.  Financial Statements; 1934 Act Filings.  CTC has
                --------------------------------------
delivered to DI copies of its 1995 and 1996 Annual Reports to Shareholders, its proxy statements for its 1994, 1995 and 1996 annual meetings of stockholders, its Form 10-K Annual Reports for the years ended June 30, 1995 and 1996 (collectively, the "Most-Recent 10-Ks") as filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all its Form 10-Q Quarterly Reports and Form 8-K Current Reports filed under the 1934 Act since
June 30, 1996. All such documents fairly present the information contained therein as at their respective dates and for their respective periods and no statement or information set forth therein or included as a part thereof knowingly contains any untrue statement of a material fact or knowingly omits to state any material fact necessary to make it not misleading or necessary to provide proper information with respect to the matters covered thereby. The consolidated financial statements as at and for the three years ended June 30, 1996, audited by Coopers & Lybrand, which are included in the Most-Recent 10-Ks (the "CTC Financial Statements") (a) have been prepared in accordance with the books and records of CTC and its consolidated subsidiaries and (b) present fairly in all material respects the financial condition of CTC and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods covered thereby, in accordance with GAAP consistently applied since the beginning of the periods covered thereby.

          3.7.  Consents.  Except as (a) required by the H-S-R
                --------
Act and (b) contemplated by Sections 1.2(b)(i), 5.3 and 5.4 hereof, no consent, approval or authorization of, or registration or filing with, any person, including any governmental authority or other regulatory agency, is required to be obtained or made by CTC or Merger Sub in connection with the execution, delivery, negotiation and performance of this Agreement and the Plan of Merger by CTC and Merger Sub or the consummation by CTC and Merger Sub of the transactions contemplated hereby and thereby except for any consents, approvals, authorizations or registrations the failure to obtain which and any filings the failure to make which are not likely to have a CTC MAE.

          3.8.  Brokers.  CTC has not made any agreement or taken
                -------
any other action which might cause anyone to become entitled to a broker's fee or commission from DI or any DI Shareholder as a result of the transactions contemplated by this Agreement.

          3.9.  Disclosure.  No representation or warranty by CTC
                ----------
in this Agreement and no Schedule furnished or to be furnished to DI pursuant hereto knowingly contains or will contain as of the time made or provided any untrue statement of a material fact or knowingly omits or will omit as of the time made or provided to state any material fact necessary to make the statements contained herein or therein not misleading.


                            ARTICLE IV
                            ----------
                  CERTAIN OBLIGATIONS OF DI AND
                  -----------------------------
                 DI SHAREHOLDERS PENDING CLOSING
                 -------------------------------
          4.1.  Conduct of Business Pending Closing.  From and
                -----------------------------------
after the date hereof and pending Closing, unless CTC shall otherwise consent or agree in writing and except as otherwise provided in this Agreement, DI covenants and agrees that:

               (a)  Ordinary Course.  The business of DI will be
                    ---------------
conducted only in the Ordinary Course of Business.

               (b)  Preservation of Business.  DI will use
                    ------------------------
diligent efforts to preserve the business organization of DI intact, to keep available to CTC the services of the present officers and employees of DI and to preserve for the benefit of CTC the good will of the material suppliers, customers and others having business relations with DI, to the extent consistent with the Ordinary Course of Business.

               (c)  Material Transactions.  DI will not:
                    ---------------------
                      (i)  Enter into any contract or commitment
the performance of which may extend beyond the Closing Date, except those made in the Ordinary Course of Business;

                     (ii)  Enter into any employment or
consulting contract or arrangement with any person which is not terminable, without penalty or other owed compensation, at will;

                    (iii)  Incur or create any mortgage, pledge,
lien, restriction, encumbrance, tenancy, license, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of its assets or other property other than in the Ordinary Course of Business;

                     (iv)  Waive or permit the loss of any
substantial right except to the extent consistent with the Ordinary Course of Business;

                      (v)  Guarantee or become a co-maker or
accommodation maker or otherwise become contingently liable in connection with any liability or obligation of any person or business entity except in the Ordinary Course of Business;

                     (vi)  Except for distributions ("Permitted
Distributions") to the DI Shareholders of cash and the property comprised exclusively of the assets of DI described on
Schedule 4.01 of the Disclosure Statement, the aggregate fair market value of which, together with the amount of such cash, shall not, as of the Closing Date, exceed the good faith estimate of the Warranting Shareholders of the amount of the accumulated adjustments account (as defined in section 1368(e)(1) of the Code) of DI (the "Aggregate AAA Value") as of such date, take any action set forth in Section 2.8(e);

                   (vii)   Take any action set forth in Section
2.8(f), (g), (i) or (m);

                   (viii)  Enter into any transaction with, or
make any payment to, any Related Party, except for those Permitted Related Party Transactions contemplated by
Schedules 2.18 and 2.20 of the Disclosure Statement; or

                     (ix)  Amend its articles of incorporation or
bylaws; provided, however, that if and to the extent that the
        --------  -------
aggregate amount of Permitted Distributions is not equal to the Aggregate AAA Value, as determined by an audit of such value to be conducted by the independent auditors for CTC as soon as practicable after the Closing but in any case prior to June 30, 1997, if such amount exceeds such Aggregate AAA Value, such excess shall be repaid by the DI Shareholders to Merger Sub and, if such amount is less than such Aggregate AAA Value, such difference shall be paid by Merger Sub to the DI Shareholders.

          4.2.  Insurance; Environmental Permits.
                --------------------------------
               (a)  Maintenance of Policies.  Except as otherwise
                    -----------------------
indicated on Schedule 2.22 of the Disclosure Statement, DI shall maintain in full force and effect the policies of insurance listed on such Schedule 2.22 or will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing. DI shall promptly advise CTC in writing of any change of insurer or type of coverage in respect of the policies listed on such Schedule 2.22.

               (b)  Permit Transfers.  To the extent practicable
                    ----------------
and permitted by or under applicable Environmental Laws, DI will prepare and file all applications for transfer of its Environmental Permits to Merger Sub in adequate time for transfer to occur as of the time of Closing hereunder.

          4.3.  Fulfillment of Agreements.  DI shall use its
                -------------------------
reasonable commercial efforts to (i) cause all of the conditions precedent to the obligation of CTC under Section 6.1 of this Agreement which are within its control or influence to be satisfied at or prior to the time of Closing, and (ii) conduct its business in such a manner that at the time of Closing the representations and warranties of DI and the Warranting Shareholders contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on the Closing Date. DI will promptly notify CTC in writing of any event or fact which is or is likely to cause a breach of any of the representations, warranties, covenants or agreements of DI and the Warranting Shareholders and shall promptly advise CTC in writing of the occurrence of any condition that is materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of DI.

          4.4.  Access, Information and Documents.  DI will
                ---------------------------------
provide to CTC and to CTC's counsel, accountants and other representatives reasonable access during normal business hours to all properties, books, tax returns, contracts, commitments, records, documents, officers, personnel and accountants of DI and will furnish to CTC all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of DI as CTC may reasonably request, including, without limitation, access to perform such inspections and surveys as CTC deems necessary in the conduct of the environmental examination and study contemplated by Section 5.6 hereof.

          4.5.  H-S-R Act Compliance.  DI shall promptly file
                --------------------
with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("AT Division") the notifications required by the H-S-R Act in respect of the Merger, shall not intentionally delay submission of information requested by FTC or AT Division under the H-S-R Act and shall use its reasonable commercial efforts to obtain early termination of the applicable waiting period.

          4.6.  Delivery of Financial Statements for Subsequent
                -----------------------------------------------
Periods.  DI will deliver to CTC promptly after the close of each
-------
of its interim accounting periods hereafter until the Closing Date copies of interim financial statements for such period comparable to those described in Section 2.6 and, if otherwise available prior to the Closing Date, its audited balance sheet as at December 31, 1996, and related statements of income, shareholders' equity and cash flows for the year then ended, audited by Price Waterhouse LLP.

          4.7.  Environmental Lists.  (a)  Within twenty (20)
                -------------------
business days of the date hereof, DI shall deliver to CTC a true and complete list of all Environmental Permits held by it. Such list shall set forth, to the extent known by DI, which Environmental Permits may be transferred to Merger Sub as of the Closing Date without the prior approval of any governmental department, commission, board, agency or instrumentality.

               (b) Within twenty (20) business days of the date hereof, DI shall deliver to CTC a true and complete list of each entity that has recycled, treated, stored, disposed of or transported any Hazardous Substance generated by DI based on either the documents retained by DI at its principal executive offices or the knowledge of Alfred L. Donlevy.

                            ARTICLE V
                            ---------
            CERTAIN OBLIGATIONS OF CTC PENDING CLOSING
            ------------------------------------------
          5.1.  Fulfillment of Agreements.  CTC shall use its
                -------------------------
reasonable commercial efforts to (i) cause all of the conditions precedent to the obligations of DI and the DI Shareholders under
Section 6.2 of this Agreement which are within its control or influence to be satisfied at or prior to the time of Closing and
(ii) conduct its business in such a manner that at the time of Closing the representations and warranties of CTC contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on the Closing Date. CTC will promptly notify DI in writing of any event or fact which is or is likely to cause a breach of any of its representations, warranties, covenants or agreements.

          5.2.  H-S-R Act Compliance.  CTC shall promptly file
                --------------------
with the FTC and the AT Division the notifications required by the H-S-R Act in respect of the Merger, shall not intentionally delay submission of information requested by FTC or AT Division under the H-S-R Act and shall use its reasonable commercial efforts to obtain early termination of the applicable waiting period.

          5.3.  Formation of Merger Sub.  Prior to the time of
                -----------------------
Closing, CTC shall cause Merger Sub to be incorporated and organized under the laws of the State of Delaware and thereafter to execute and deliver the Plan of Merger. Immediately after the incorporation of Merger Sub, CTC shall purchase all of the authorized shares of capital stock of Merger Sub and shall make no disposition or transfer of such shares pending the Closing.

          5.4.  Listing of CTC Stock.  Upon receipt of the
                --------------------
requisite financial statements of DI in appropriate form and any other necessary background information relating thereto, CTC will promptly file with the NYSE an Application for Additional Listing for the shares of CTC Stock to be issued and delivered pursuant hereto and the Plan of Merger (the "NYSE Application") and, to the extent reasonably requested, DI and the DI Shareholders will use their reasonable commercial efforts to assist CTC in the preparation and filing of the NYSE Application.

          5.5.  Delivery of 1934 Act Reports for Subsequent
                -------------------------------------------
Periods.  CTC will deliver to DI and the DI Shareholders
-------
(i) promptly after the filing thereof with the SEC copies of all its Form 10-Q Quarterly Reports and Form 8-K Current Reports (if any) filed under the 1934 Act prior to Closing and (ii) promptly after the distribution thereof any interim financial reports or other communications distributed generally to the holders of CTC Stock.

          5.6.  Environmental Audit.  CTC has engaged Dames &
                -------------------
Moore (the "Environmental Auditors") for the purpose of conducting a site assessment or assessments of the Real Properties and compliance audit of DI and rendering to counsel for CTC a report thereon (the "Environmental Report"). In performing such assessments, CTC shall cause the Environmental Auditors not to conduct their work in any manner that could create an unsafe or hazardous condition on any Real Property and shall cause the Environmental Auditors not to interfere unreasonably with the conduct of DI's business. CTC shall cause all work performed by the Environmental Auditors to be done in accordance with all applicable laws, shall be solely responsible for all fees and expenses of the Environmental Auditors and shall not permit (i) any claims to be made against DI with respect to the activities being performed by the Environmental Auditors or their contractors or agents, except to the extent that such claims are for negligent or willful misconduct by DI's employees, or (ii) any liens to be created against any Real Property by the Environmental Auditors or their contractors or agents. Prior to the commencement of any work by the Environmental Auditors on the Real Properties, CTC shall (i) deliver to DI's counsel evidence that the Environmental Auditors have in full force and effect workers' compensation insurance in at least the amount required by applicable laws and a comprehensive general liability policy with a single incident limit of at least $2,000,000 in respect of the injury or death of any one person or damage to property and DI shall be named as an additional insured thereunder; and (ii) provide DI with a copy of the proposed scope of the work for the site assessment or assessments in accordance with this Section. DI shall not be liable to CTC or the Environmental Auditors, their contractors or agents and CTC shall release, indemnify and hold DI harmless from any claims by any person on account of any injury, damages or loss to personal property resulting from, incident to or arising out of the performance of any assessment or any entry upon the Real Properties in accordance with this Section and from all costs incurred by DI in defending against any such claim. CTC shall keep DI informed in a timely manner as to the findings of the Environmental Auditors and shall arrange to have provided to DI's counsel copies of the final written report prepared by the Environmental Auditors promptly following receipt thereof by CTC or its counsel. CTC shall insure that all factual information is reported accurately and completely by the Environmental Auditors in the Environmental Report consistent with the information supplied by DI or developed by the Environmental Auditors from published databases or information contained in governmental agency files, to the extent that such information accurately describes the state of affairs, and that no legal conclusions are contained in the Environmental Report. Within ten days of its receipt of the Environmental Report, DI will provide to CTC notice of incomplete or erroneous factual information or legal conclusions with appropriate supporting information, if any, contained in the Environmental Report. Any such incomplete or erroneous factual information shall be corrected and any such legal conclusions shall be removed and the Environmental Report shall be reissued. Once the Environmental Report is reissued, all copies of the original version shall be destroyed. All information obtained by CTC or the Environmental Auditors shall be treated as confidential in accordance with
Section 5.8 and CTC shall instruct the Environmental Auditors, their representatives, employees and contractors regarding the confidentiality of all such information.

          5.7.  Agreements.  After the Closing, CTC shall, and
                ----------
shall cause Merger Sub to, honor all employment agreements and supplemental employee retirement programs of DI set forth in
Schedule 5.7 of the Disclosure Statement.

          5.8.  Confidentiality.  CTC shall use all information
                ---------------
and documents obtained prior to the date hereof from DI or its representative or pursuant to Section 4.4 or in accordance with
Section 5.6 only in connection with the transactions contemplated by this Agreement and shall not use them for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Prior to the Effective Time, CTC shall keep all such information and documents confidential and shall not (except as required by applicable law, regulation or legal process, and then only after compliance with the procedure set forth below), without DI's prior written consent, disclose any such information or documents in any manner whatsoever, other than any information or documents which (i) are or become publicly available other than as a result of a disclosure by CTC or any of its representatives or (ii) are or become available to CTC on a nonconfidential basis from a source (other than DI or any of its representatives) which, to CTC's knowledge, is not prohibited from disclosing such information to CTC by a legal, contractual or fiduciary obligation to DI. In the event that, prior to the Effective Time, CTC or any of its representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of such information and documents, CTC will notify DI promptly so that DI may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 5.8. CTC agrees not to oppose any action to obtain a protective order or other appropriate remedy. In the event that no such protective order or other remedy sought is obtained, CTC will furnish only that portion of such information and documents which CTC is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information and documents. If this Agreement is terminated, CTC shall return all such information and documents to DI and convey and release to DI whatever right, title and interest CTC may have in such documents and information.


                            ARTICLE VI
                            ----------
                CONDITIONS TO CLOSING; TERMINATION
                ----------------------------------
          6.1.  Conditions Precedent to Obligation of CTC.  The
                ------------------------------------------
obligation of CTC to proceed with the Closing under this Agreement is subject to the fulfillment, prior to or at the time of Closing, of the following conditions (any one or more of which may be waived in whole or in part by CTC at CTC's option):

               (a)  Representations and Warranties of DI and
                    ----------------------------------------
Warranting Shareholders.  The representations and warranties of
-----------------------
DI, the DI Shareholders and the Warranting Shareholders contained in Article II of this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on such date, and CTC shall have received a certificate to such effect with respect to the representations and warranties of DI signed by the Chairman of the Board and President of DI.

               (b)  Performance and Compliance.  DI and the DI
                    --------------------------
Shareholders shall have in all material respects performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by any of them at or before Closing, and CTC shall have received a certificate to such effect signed by the Chairman of the Board and President of DI with respect to DI and by each of the DI Shareholders with respect to himself or herself.

               (c)  Opinion of Counsel for DI.  CTC shall have
                    -------------------------
received from Kirkpatrick & Lockhart LLP, counsel for DI, an opinion dated the Closing Date in substantially the form of
Exhibit C hereto.
---------

               (d)  Satisfactory Instruments.  All instruments
                    ------------------------
and documents required to be delivered on the part of DI and the DI Shareholders to effectuate and consummate the transactions contemplated hereby to be consummated at or prior to the time of Closing shall be delivered to CTC and shall be in form and substance reasonably satisfactory to CTC and its counsel.

               (e)  Required Consents.  All consents and
                    -----------------
approvals of all governmental departments, agencies and authorities required for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law, the ending of which are necessary for the consummation of such transactions, shall have expired or been terminated.

               (f)  Litigation.  No order of any court,
                    ----------
arbitrator or governmental, regulatory or administrative agency or commission shall be in effect which restrains or prohibits the Merger or any of the other transactions contemplated hereby or which would limit or adversely affect CTC's ownership or control of the business of DI, and there shall not be pending any action or proceeding by or before any court, arbitrator or governmental, regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

               (g)  Related Party Indebtedness.  Except as
                    --------------------------
expressly contemplated by this Agreement, DI shall have been discharged in full as a guarantor of any indebtedness of any Related Party, and there shall be no outstanding debts, obligations or amounts due existing between any Related Party and DI other than debts, obligations or amounts incurred in the Ordinary Course of Business.

               (h)  Consulting and Non-Competition Agreements.
                    -----------------------------------------
Each of Messrs. Rossin and Stephans shall have executed and delivered Consulting and Non-Competition Agreements with DI and CTC in substantially the forms attached hereto as Exhibits B-1
                                                  ------------
and B-2, respectively.
    ---
               (i)  Approval of NYSE Listing Application.  The
                    ------------------------------------
NYSE Listing Application to be filed by CTC pursuant to
Section 5.4 hereof shall have been duly approved by the NYSE and CTC shall have received written notice of such approval.

               (j)  Environmental Report.  The Environmental
                    --------------------
Auditors shall have delivered their final Environmental Report which Environmental Report discloses no fact, event or condition which would make any of the representations and warranties contained in Section 2.25 not true and correct in all material respects on the Closing Date; provided, that for purposes of this
                              --------
Section 6.1(j) any qualification or limitation of the representations and warranties contained in Section 2.25 on account of the knowledge of DI or either of the Warranting Shareholders shall be disregarded and that, except to the extent that any inspections, investigations, studies, audits, tests, reviews or other analyses that are listed on Schedule 2.25 of the Disclosure Statement in response to Section 2.25(l) hereof or any information contained therein are specifically referred to elsewhere in such Schedule 2.25, for purposes of this
Section 6.1(j) any information set forth therein shall be disregarded.

          6.2.  Conditions Precedent to Obligations of DI and DI
                ------------------------------------------------
Shareholders.  The obligations of DI and the DI Shareholders to
------------
proceed with the Closing under this Agreement is subject to the fulfillment, prior to or at the time of Closing, of the following conditions (any one or more of which may be waived in whole or in part by DI at DI's option):

               (a)  Representations and Warranties of CTC. The
                    -------------------------------------
representations and warranties of CTC contained in Article III of this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on such date, and CTC shall have delivered to the DI Shareholders a certificate to such effect signed by its Chairman of the Board and President.

               (b)  Performance and Compliance.  CTC shall have
                    --------------------------
in all material respects performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it at or before Closing, and CTC shall have delivered to the DI Shareholders a certificate to such effect signed by its Chairman of the Board and President.

               (c)  Opinion of Counsel for CTC.  The DI
                    --------------------------
Shareholders shall have received from Dechert Price & Rhoads, counsel for CTC, an opinion dated the Closing Date and in form and substance reasonably satisfactory to the DI Shareholders, to the effects set forth in Exhibit D hereto.
                         ---------

               (d)  Satisfactory Instruments.  All instruments
                    ------------------------
and documents required to be delivered on CTC's part to effectuate and consummate the transactions contemplated hereby to be consummated at or prior to the time of Closing shall be delivered by CTC and shall be in form and substance reasonably satisfactory to the DI Shareholders and their counsel.

               (e)  Required Consents.  All consents and
                    -----------------
approvals of all governmental departments, agencies and authorities required for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law, the ending of which are necessary for the consummation of such transactions, shall have expired or been terminated.

               (f)  Litigation.  No order of any court,
                    ----------
arbitrator or governmental, regulatory or administrative agency or commission shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not be pending any action or proceeding by or before any court, arbitrator or governmental, regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

               (g)  Approval of NYSE Listing Application.  The
                    ------------------------------------
NYSE Listing Application to be filed by CTC pursuant to
Section 5.4 hereof shall have been duly approved by the NYSE and DI shall have received written notice of such approval.

               (h)  Consulting and Non-Competition Agreements.
                    -----------------------------------------
Each of CTC and DI shall have executed and delivered the Consulting and Non-Competition Agreements with Messrs. Rossin and Stephans in substantially the forms attached hereto as Exhibits
                                                       --------
B-1 and B-2, respectively.
---     ---
          6.3.  Termination.
                -----------
               (a)  When Agreement May Be Terminated.  This
                    --------------------------------
Agreement may be terminated at any time prior to Closing:

                      (i)  By mutual written consent of CTC and DI;

                     (ii)  By CTC if there has been a material
misrepresentation or a material breach by DI or the DI Shareholders of any of their warranties or covenants, or if any of the conditions specified in Section 6.1 hereof shall not have been fulfilled by the time required and shall not have been waived by CTC;

                    (iii)  By DI if there has been a material
misrepresentation or a material breach by CTC of any of its warranties or covenants, or if any of the conditions specified in
Section 6.2 hereof shall not have been fulfilled by the time required and shall not have been waived by DI in writing;

                     (iv)  By CTC or DI if the CTC Market Price
is greater than $40 or less than $28; or

                      (v)  By CTC or DI if Closing shall not have
occurred prior to or on March 30, 1997; provided, that CTC or DI
                                        --------
may terminate this Agreement pursuant to this subparagraph
(v) only if the Closing shall not have occurred by such date for a reason other than a willful or grossly negligent failure by the party seeking to terminate this Agreement to provide for the satisfaction of the conditions to the obligation of the other party to proceed with Closing as set forth in Section 6.1 or 6.2 hereof, respectively, which were in the control of the party seeking to terminate this Agreement.

               (b)  Effect of Termination.  In the event of any
                    ---------------------
termination of this Agreement by either DI or CTC as herein provided, there shall be no liability on the part of either DI or CTC, except for liabilities arising from a willful or deliberate breach of this Agreement with respect to which a claim has accrued prior to such termination. If this Agreement is terminated as provided in this Section 6.3: (i) CTC and DI shall deliver all documents, work papers and other material relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same or will deliver to such party a duly executed officer's certificate to the effect that all copies of such material have been destroyed; (ii) no information received by any party hereto with respect to the business of the other party or its affiliated companies (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed or available as public information with any governmental authority) shall at any time be used for the advantage of, or disclosed to third parties by, such party for any reason whatsoever; (iii) CTC shall deliver to DI all studies, reports or other documents prepared in connection with its investigation in accordance with Section 5.6; and (iv) the obligations of CTC under this Section and Sections
5.6 and 5.8 shall survive for a period of five years following such termination.

                           ARTICLE VII
                           -----------
              RESTRICTIONS ON TRANSFER OF CTC STOCK;
              --------------------------------------
            REGISTRATION RIGHTS; BOARD REPRESENTATION
            -----------------------------------------
          7.1.  Restrictions on Transfer and Certain Activities.
                -----------------------------------------------
               (a)  Representations of DI Shareholders.  Each DI
                    ----------------------------------
Shareholder hereby covenants and represents that such DI
Shareholder:

                      (i)  understands that the shares of CTC
Stock which such DI Shareholder is to receive pursuant to
Article I hereof and the Plan of Merger (the "Merger
Shares") have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, when delivered in accordance with the terms of this Agreement, will be "restricted securities" (securities acquired from an issuer in a transaction not involving any public offering) as defined in Rule 144 of the General Rules and Regulations of the SEC under the 1933 Act ("Rule 144");

                     (ii)  has no present plan or intention to
effect any transfer of the Merger Shares to any person or other entity (including a Permitted Transferee as hereinafter defined), and, except as otherwise contemplated by the provisions of
Section 7.2 hereof, will hold the Merger Shares for a minimum of two years following the Closing Date (unless the holding period applicable to resales of restricted securities (the "Limited 144 Resale Period") is reduced from two years to one year as proposed in SEC 1933 Act Release No. 7187 (6-27-95), in which case such two-year period shall be automatically reduced to one year), and will not consummate any sale or transfer of any Merger Shares in the absence of registration thereof under the 1933 Act (other than in accordance with the provisions of Rule 144), unless and until such DI Shareholder shall have delivered to CTC an opinion of Kirkpatrick & Lockhart LLP, or other counsel chosen by such DI Shareholder, which counsel shall be reasonably satisfactory to CTC and its counsel, to the effect that such sale or transfer may be effected without registration under the 1933 Act;

                    (iii)  undertakes that, throughout the
Standstill Term (as hereinafter defined), such DI Shareholder will not agree to or arrange for or effect the transfer (other than pursuant to the procedures contemplated by Section 7.2) in a single transaction or related series of transactions (other than a disposition to a Permitted Transferee) to a single purchaser or related or affiliated group of purchasers of more than the maximum number of Merger Shares which such DI Shareholder could then sell or transfer in a transaction or transactions effected in full compliance with Rule 144(e)(1), assuming that such Rule was then applicable, unless and until such DI Shareholder first advises CTC of the intention so to do in writing and provides CTC with an opportunity to respond to such advice within ten business days of receipt thereof by CTC (the "Response Period") by agreeing to repurchase (the "Repurchase Right") such Merger Shares (the "Offered Merger Shares") at the same price offered by such purchaser or group; provided, however, that such DI
                         --------  -------
Shareholder will be obligated to effect such sale to CTC only if capital gain treatment of the transaction is assured under section 302(b) of the Code; and

                     (iv)  throughout the Standstill Term, except
with the prior express written consent of CTC or in the capacity of a DI Designee (as defined in Section 7.3), neither such DI Shareholder nor any of such DI Shareholder's affiliates (as hereinafter defined), will, nor will such DI Shareholder or any of such affiliates assist or encourage others to, directly or indirectly:

                         (A)  effect, or offer, seek or propose
to effect, or cause to be effected, any (i) acquisition of ownership (including, but not limited to, "beneficial ownership" as defined in Rule 13d-3 under the 1934 Act) by such DI Shareholder of any additional shares of CTC Stock (which hereby waives any right such DI Shareholder might otherwise have as a DI Designee to participate in CTC's Non-Qualified Stock Option Plan for Non-Employee Directors) or any other CTC Voting Securities (as hereinafter defined) other than CTC Voting Securities issued pursuant to a stock split or dividend or distribution in respect of CTC Stock or any material portion of CTC's assets or any rights or options to acquire such ownership (including from a third party); or (ii) tender or exchange offer, merger or other business combination involving CTC or any of its subsidiaries (which shall not prevent any DI Shareholder from accepting any such offer or voting for and participating in any such merger or other business combination; provided, however, that such DI
                            --------  -------
Shareholder shall advise CTC with reasonable promptness of such DI Shareholder's intention to accept any tender or exchange offer in order to permit CTC to exercise the Repurchase Right with respect to the applicable Merger Shares, and such DI Shareholder shall not accept such offer until the final day prior to its then-scheduled expiration); or (iii) recapitalization or restructuring resulting in an increase in the proportional percentage of CTC Voting Securities held by such DI Shareholder or liquidation, dissolution or other extraordinary transaction involving CTC or any of its subsidiaries (which shall not prevent any DI Shareholder from voting for and participating in any such transaction);

                         (B)  make or in any way participate in
any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the 1934 Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to CTC; seek to advise or influence any person (within the meaning of Section 13(d)(3) of the 1934 Act), other than members of the initial "group" referred to in clause (C), with respect to the voting of any CTC Voting Securities; or execute any written consent in lieu of a meeting of holders of CTC Voting Securities;

                         (C)  form, join or in any way
participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any CTC Voting Securities or otherwise act (other than by the voting of CTC Voting Securities), alone or in concert with others, to seek to control or influence CTC's Board of Directors, management or corporate policies, other than any such actions undertaken solely with other DI Shareholders and their Permitted Transferees; or

                         (D)  enter into any negotiations,
arrangements, agreements or understandings with any third party with respect to any of the foregoing.

               (b)  Legend on Certificates.  The certificates
                    ----------------------
representing the Merger Shares will bear the following legend:

          "The shares of stock evidenced by this certificate have not been registered pursuant to the Securities Act of 1933, as amended, and are transferable only upon such registration or upon proof of exemption therefrom. Certain conditions precedent to the transfer of these shares are set forth in an Agreement and Plan of Merger dated January 6, 1997 among Dynamet Incorporated, the shareholders of Dynamet Incorporated and Carpenter Technology Corporation (which Agreement and Plan of Merger is on file with Carpenter Technology Corporation)."

               (c)  Stop Transfer Instructions.  At the time of
                    --------------------------
the delivery of the certificates representing the Merger Shares, stop transfer instructions with respect to such certificates will be given by CTC to the transfer agent for CTC Stock.

               (d)  Procedure for Repurchases by CTC.  In the
                    --------------------------------
event that CTC elects to exercise its Repurchase Right with respect to Offered Merger Shares under subsection (a)(iii), CTC will within the Response Period deliver to the disposing DI Shareholder written notice stating the date, time and place for the closing of the repurchase transaction, which date shall not be more than five business days after the notice date. Such notice shall be accompanied by an opinion of Dechert Price & Rhoads, or other counsel reasonably satisfactory to the disposing DI Shareholder, to the effect that the repurchase by CTC will result in capital gain treatment to such DI Shareholder under section 302(b) of the Code. Unless otherwise agreed, the purchase price for the Offered Merger Shares shall be paid in full at such closing by certified check or wire transfer against delivery of the appropriate stock certificates, duly endorsed or accompanied by duly executed stock transfer powers. If CTC does not deliver such notice and opinion within the Response Period, the disposing DI Shareholder shall be free to dispose of the Offered Merger Shares to any third party (subject to compliance with all applicable federal and state securities laws), and CTC will take all action necessary to permit such disposition to be effected without further restrictions, including removal of the legend contemplated by subsection (b) hereof and voiding of the stop transfer instructions contemplated by subsection (c).

               (e)  Permitted Transferees.
                    ---------------------
                      (i)  Nothing in this Section 7.1 shall
prevent the disposition of Merger Shares by a DI Shareholder or a Permitted Transferee to one or more of his, her or its Permitted Transferees, to another DI Shareholder or to CTC; provided, however,
                                                  --------  -------
that each such DI Shareholder or Permitted Transferee (except a Permitted Transferee pursuant to clause (D), (E), (F) or (G) of subsection (e)(ii), hereinafter referred to as an "Unrestricted Permitted Transferee") shall take such Merger Shares subject to and be fully bound by the terms of this Agreement applicable to such person with the same effect as if such person were a party hereto; and provided, further, that
            --------  -------
                         (A)  no such transferee (other than an
Unrestricted Permitted Transferee) shall be a Permitted
Transferee unless such transferee executes a representation letter embodying the substantive provisions of Article VII of this Agreement, reasonably satisfactory in form and substance to CTC, and

                         (B)  no disposition shall be effected
except in compliance with the registration requirements of the 1933 Act or pursuant to an available exemption therefrom.

                     (ii)  "Permitted Transferee" shall mean:

                         (A)  in the case of any DI Shareholder
or Permitted Transferee who is a natural person, his or her spouse or lineal descendants, any trust for his or her benefit or the benefit of his or her spouse or lineal descendants or the benefit of any combination thereof, or any corporation or partnership in which the direct and beneficial owners of all of the equity interests are any combination of such individual DI Shareholder or Permitted Transferee and his or her spouse and lineal descendants and any trusts for the benefit of any combination of such persons; provided, that any such trust,
                             --------
partnership or corporation shall not be subject to any obligations inconsistent with the obligations of a DI Shareholder or Permitted Transferee under this Agreement;

                         (B)  in the case of any DI Shareholder
or Permitted Transferee who is a natural person, his or her heirs, executors, administrators or personal representatives upon the death of such DI Shareholder or Permitted Transferee or upon the incompetency or disability of such DI Shareholder or Permitted Transferee for purposes of the protection and management of his or her assets;

                         (C)  in the case of any DI Shareholder
or Permitted Transferee that is a corporation, partnership or trust, its shareholders, partners or beneficiaries, as the case may be (other than any person who becomes a shareholder, partner or beneficiary solely to enable him, her or it to become a Permitted Transferee) and, in the case of any DI Shareholder or Permitted Transferee, any affiliate thereof;

                         (D)  the Rossin Foundation or any other
charitable, religious or philanthropic organization qualified under section 501(c)(3) of the Code and any charitable remainder trust as defined in Section 664 of the Code, either of which is an affiliate of any DI Shareholder, which shall be an Unrestricted Permitted Transferee only with respect to the initial 200,000 Merger Shares transferred thereto, and which shall acquire any additional Merger Shares subject to the general restrictions of subsection (e)(i);

                         (E)  any charitable, religious or
philanthropic organization qualified under section 501(c)(3) of the Code and any charitable remainder trust as defined in Section 664 of the Code, other than the Rossin Foundation or any other such organization which is an affiliate of any DI Shareholder;

                         (F)  any person or other entity if such
person or other entity takes such Merger Shares in a transaction in accordance with Section 7.2 hereof or another public offering under the 1933 Act or in a transaction in accordance with Rule 144; or

                         (G)  any person acquiring Merger Shares
from any DI Shareholder or Permitted Transferee after full compliance with subsection (d) hereof.

                    (iii)  As used in this Section 7.1,
"affiliate" means any person controlling, controlled by or under common control with a specified person. "Disposition" includes any sale, exchange, assignment, hypothecation, gift, donation or any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Merger Shares.

               (f)  Duration of Standstill Term.
                    ---------------------------
                      (i)  The period during which the provisions
of this Section 7.1 shall be effective (the "Standstill
Term") shall begin on the Closing Date and shall end on the earlier to occur of (A) the date upon which the percentage of the voting power of the CTC Voting Securities held by the DI Shareholders and their Permitted Transferees bound by the provisions of Article VII of this Agreement is less than 5% of the voting power of all outstanding CTC Voting Securities or
(B) the tenth anniversary of the Closing Date; provided, however,
                                               --------  -------
that the Standstill Term shall terminate immediately upon CTC's failure to honor or to carry out its obligations with respect to the election of a DI Designee to the CTC Board of Directors under
Section 7.3(a) hereof or the occurrence of a CTC Change of Control Event (as hereinafter defined).

                     (ii)  As used in this Section 7.1, a "CTC
Change of Control Event" means a transaction or series of transactions (including any tender or exchange offer, merger, sale of assets or other business combination, contested election of directors or any combination thereof) as the result of which
(A) any person, together with all affiliates of such person, or group (other than CTC, any subsidiary of CTC, any employee benefit plan of CTC or of any subsidiary of CTC, any person or entity organized, appointed or established by CTC for or pursuant to the terms of any such employee benefit plan or any group of which any DI Shareholder is a member and in which such DI
Shareholder participates in his capacity as a stockholder of the Company) shall become the beneficial owner of 30% or more of the voting power of all CTC Voting Securities then outstanding, other than a transaction to which CTC is a party and in connection with which such person or group enters into a "standstill" agreement with CTC which has a duration not less than the remaining term of the Standstill Term and contains covenants and conditions, which shall not thereafter be modified or waived prior to the end of the Standstill Term, relating to the sale and acquisition of CTC
Voting Securities and the exercise of voting rights which are at least as restrictive as those contained herein; or (B) during any period of two consecutive calendar years there is a change of 50% or more in the membership of the Board of Directors of CTC from the directors in office at the beginning of such period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or
(C) persons who were the holders of CTC Voting Securities immediately prior to such transaction do not, immediately thereafter, own more than 50% of the voting power of the reorganized, merged, consolidated, combined or acquiring corporation's then outstanding voting securities. A CTC Change of Control Event shall be deemed to have occurred on the date upon which any of the foregoing results is consummated or becomes effective.

                    (iii) "CTC Voting Securities" shall mean CTC Stock and any other securities of CTC entitled to vote generally for the election of directors of CTC; and "voting power" means, with respect to any CTC Voting Security, the maximum number of votes that such security is entitled to cast generally for the election of directors.

          7.2.  Registration of CTC Stock.
                -------------------------
               (a)  Form S-3 or Other Registration Statement on
                    -------------------------------------------
Demand.  On one occasion at any time after the first to occur of
------
(i) the first anniversary of the Closing Date or (ii) the death of either Peter or Ada Rossin, CTC will file with the SEC within 60 days after being so requested by the holders of a majority of the Merger Shares then held by the DI Shareholders a registration statement on Form S-3 (or, if such form shall not then be available for use by CTC in connection with such proposed offering, on any other appropriate form) under the 1933 Act and will include therein such number of the Merger Shares as the DI Shareholders shall designate in writing to CTC no later than ten days prior to the proposed date of such filing. CTC will use its reasonable commercial efforts to have such registration statement declared effective as promptly as practicable after the filing thereof, subject to the provisions hereinafter set forth.

               (b)  Additional Registration Rights.  If, at any
                    ------------------------------
time, CTC files a registration statement (including a
registration statement filed under Rule 415 under the 1933 Act), contemplating a public offering of CTC Voting Securities, other than in connection with a business acquisition or combination transaction or a stock purchase, stock option or other employee benefit plan or a dividend reinvestment plan, the DI Shareholders will have the right to have all or a portion of the Merger Shares included in such registration to the extent designated in writing to CTC within ten days following receipt of notice by DI
Shareholders of the proposed registration from CTC; provided however,
                                                    ----------------
that the period during which CTC shall be required to keep such registration statement effective shall be limited to 90 days; and provided, further, that CTC may delay the filing or suspend the
--------  -------
effectiveness of such registration statement for a reasonable period of time if it reasonably believes that such filing would require the disclosure of information then held confidential or would disrupt or prejudice the negotiation or completion of any contemplated or pending financing, acquisition, disposition or other significant corporate transaction, and that CTC may exclude all or a portion of such Merger Shares from any offering under such registration statement if it is advised by the managing underwriter for such offering if the offering is underwritten that the inclusion of such shares or such portion in the offering would prejudice or impair the marketability thereof, so long as any such reduction is effected pro rata with the shares of any other shareholder exercising rights similar to the rights provided in this Section 7.2(b).

               (c)  Undertakings of Participating Sellers.  As a
                    -------------------------------------
condition of any such registration under Section 7.2(a) or (b), the DI Shareholders electing to participate therein (the "Participating Sellers") will (i) furnish such information to CTC and take such additional action as CTC and its counsel may reasonably request in connection with such registration statement and the offering contemplated thereby; (ii) agree to indemnify CTC (to the extent reasonably deemed necessary by CTC) with respect to the accuracy of any information so furnished;
(iii) pay all (or a pro rata portion, if CTC itself, or other holders of CTC Stock, elect to participate in such registration,
of) the underwriting discounts and commissions or brokerage commissions, and the fees and expenses of their own counsel in excess of $10,000, it being understood that all other costs and expenses associated with such registration, including SEC registration fees, printing costs and blue sky fees and expenses will be borne by CTC; and (iv) cooperate with CTC and its representatives to cause such registration statement to become effective at the earliest practicable time. Upon request, CTC will furnish the Participating Sellers with such number of copies of the prospectus related to any such registration statement as the Participating Sellers may reasonably request.

               (d)  Indemnification by CTC. In connection with
                    ----------------------
any offering and registration statement contemplated by the foregoing provisions, CTC shall indemnify each Participating Seller against any and all loss, liability, claim, damage and expense whatsoever (i) arising out of any untrue statement of a material fact contained in such registration statement at the time it becomes effective or the final prospectus or any supplement thereto is filed in connection with such registration statement, or any omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to CTC by a Participating Seller for use in such registration statement, prospectus or supplement, or (ii) arising out of any violation by CTC of any law or rule or regulation relating to action or inaction required of CTC in connection with such registration statement or the offering thereunder; provided, however, that CTC
                                      --------  -------
shall not be liable hereunder with respect to any claim made against any Participating Seller unless CTC shall be notified in writing of the existence of the claim within thirty days after the assertion thereof in writing; and provided, further, that CTC
                                      --------  -------
shall be entitled to participate at its own expense in the defense or, if it so elects within thirty days after receipt of such notice, to assume the defense of any suit brought to enforce any such claim. If a Participating Seller's right to the indemnification hereinbefore provided for is for any reason held unenforceable although otherwise applicable in accordance with its terms, CTC will contribute to the loss, liability, claim, damage or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits to CTC, on the one hand, and such Participating Seller, on the other hand, of the transaction giving rise to such loss, liability, claim, damage or expense and the relative fault of CTC, on the one hand, and such Participating Seller, on the other hand, with respect to such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.

               (e)  Underwritten Offerings.  In any case where
                    ----------------------
the shares of CTC Stock registered pursuant to this Section 7.2 are to be sold and distributed by means of or as part of an underwritten public offering,

                      (i)  if the offering is pursuant to Section
7.2(a), the managing underwriter shall be J. P. Morgan Securities Inc. or such other investment banking firm of national reputation as CTC shall select and to the selection of whom the majority of Participating Sellers shall consent (which consent shall not be unreasonably withheld);

                     (ii)  CTC will use its best efforts to cause
the registration statement to remain current (including the filing of necessary supplements or post-effective amendments) throughout the period commencing on the initial effective date thereof and ending on the earlier of (A) the date on which the underwriting distribution is completed or (B) the expiration of nine months; and

                    (iii)  CTC will agree to indemnify all
participating underwriters and controlling persons thereof, such indemnification to be in substantially the form and to the effect customarily proposed by the managing underwriter in similar transactions, with such modifications therein as may be agreed upon by such underwriters and CTC.

          7.3.  Board Representation.
                --------------------
               (a)  Designation of Candidate.  CTC will cause
                    ------------------------
Peter C. Rossin or, if he is unable for any reason to serve, a person designated by the DI Shareholders then holding a majority of the Merger Shares and reasonably acceptable to CTC, to be elected to CTC's Board of Directors as of the Closing Date. Thereafter, during the Standstill Term and subject to the further provisions hereof, CTC's Corporate Governance Committee (or any other committee of its Board of Directors exercising a similar function) shall recommend to CTC's Board of Directors that such person or any other person designated by the DI Shareholders then holding a majority of the Merger Shares after consultation with and reasonably acceptable to CTC (any such person including Mr. Rossin being hereinafter referred to as the "DI Designee") be included and such person shall be included in the slate of nominees recommended by CTC's Board of Directors to stockholders for election as directors at each annual meeting of stockholders of CTC at which members of the class of directors to which the DI Designee is originally appointed are to be elected, commencing with the next annual meeting of stockholders. In the event that any DI Designee shall cease to serve as a director for any reason, the vacancy resulting thereby shall be filled by another DI Designee. Upon expiration of the Standstill Term, CTC shall have no further obligations under this Section 7.3.

               (b)  Acceptability.  Notwithstanding the
                    -------------
provisions of this Section 7.3, the DI Shareholders shall not be entitled to designate any person as the DI Designee to CTC's Board of Directors if the election of such person as a director would result in any violation of any applicable law or order.
CTC shall not be obligated to elect to its Board of Directors any person whose service as a member thereof would have or be reasonably likely to have a material adverse effect on CTC's conduct of its business or such Board's ability to carry out or discharge its responsibilities. If any such person has been designated by the DI Shareholders and rejected by CTC, the DI Shareholders shall be permitted to designate a substitute DI Designee in accordance with this Section.

          7.4.  No Disposition Inconsistent with Reorganization.
                -----------------------------------------------
Notwithstanding any provisions set forth in this Article VII to the contrary, the DI Shareholders will make no disposition of any of the Merger Shares which, on a stand-alone basis or together with any other dispositions previously made by the DI Shareholders, would disqualify the Merger as a reorganization under sections 368(a)(1)(A) and (a)(2)(D) of the Code, and in no event will the aggregate number of Merger Shares disposed of by the DI Shareholders in the first year of the Standstill Term (including dispositions to Permitted Transferees) exceed 630,000, except dispositions occasioned by the death of a DI Shareholder or a Permitted Transferee or as otherwise contemplated by
Section 7.2(a).


                           ARTICLE VIII
                           ------------
                   SURVIVAL AND INDEMNIFICATION
                   ----------------------------
          8.1.  Nature and Survival of Representations.  The
                --------------------------------------
representations, warranties, covenants and agreements of CTC, DI, the Warranting Shareholders and the DI Shareholders contained in this Agreement and all statements contained in any Schedule hereto or any certificate or financial statement delivered pursuant to this Agreement shall be deemed to constitute representations, warranties, covenants and agreements of the party delivering the same. All such representations and warranties shall survive the Closing hereunder for a period extending until February 28, 1998, except those set forth in
(a) Section 2.27, which, in the event of fraud, shall survive until February 28, 2000, (b) Section 2.14, which shall survive until February 28, 1999 and (c) Section 2.25, which shall not survive the Closing.

          8.2.  Indemnification by DI Shareholders.   Subject to
                ----------------------------------
the terms and conditions of this Article VIII, the DI
Shareholders shall severally (in proportion to their respective
DI stockholdings) indemnify, defend and hold harmless CTC and DI from and against:

          (a) any loss, liability, claim, obligation, fine, penalty, damage, deficiency or cost of investigation, remediation or other response activity (collectively, "Damages") arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement (other than Section 4.7) on the part of DI and the DI Shareholders contained in this Agreement or in any certificate furnished to CTC pursuant hereto; and

          (b)  any actions, judgments, costs and expenses
(including reasonable attorneys' fees and all other expenses incurred in investigating, preparing for or defending any
litigation, settlement or other proceeding) incident to any of the foregoing or the enforcement of this Section 8.2; provided, however,
                                                      --------  -------
that, notwithstanding anything to the contrary contained herein, no DI Shareholder shall have any obligation to indemnify, defend or hold harmless CTC or DI from and against any (i) Damages arising out of, resulting from or otherwise relating to (x) any violation of, default under, breach of, or conflict with, any Environmental Law or Environmental Permit or (y) the subject matter of Section 2.25 in any manner or (ii) any actions, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing for or defending any litigation, settlement or other proceeding) incident to any of the foregoing.

          8.3.  Indemnification by CTC.  (a) CTC shall indemnify,
                ----------------------
defend and hold harmless the DI Shareholders from and against:

                    (i)  any Damages arising out of or resulting
from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of CTC contained in this Agreement or in any certificate furnished pursuant hereto; and

                    (ii) any actions, judgments, costs and
expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing for or defending any litigation, settlement or other proceeding) incident to any of the foregoing or the enforcement of this Section.

               (b) CTC and DI shall indemnify, defend and hold harmless Mr. Rossin and Mr. Stephans from and against any Damages arising out of or resulting from any third-party or governmental claims relating to any violations or alleged violations of Environmental Laws or Environmental Permits by DI prior to the Closing Date and any actions, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing for or defending any litigation, settlement or other proceeding) incident to any of the foregoing or the enforcement of this Section other than any such Damages, actions, judgments, costs or expenses arising out of or resulting from or otherwise incident to any such claims relating to any such violations by DI's Forged Products Division if the transactions contemplated by Section 9.3 are consummated.

          8.4.  Notification of Actions; Control of Proceedings
                -----------------------------------------------
and Cooperation.  A party potentially entitled to indemnification
---------------
("Indemnitee") hereunder shall give the party under the obligation to provide indemnification hereunder ("Indemnitor") written notice of any third-party claim for which the Indemnitee may be entitled to indemnification hereunder specifying the nature of the claim in reasonable detail and amount, all to the extent known, within 60 days after the Indemnitee has knowledge of such third-party claim. The Indemnitor shall have the right, by giving written notice to the Indemnitee within 30 days after receipt of the notice hereinbefore described, to assume control of such defense using counsel of its choice at its expense. If the Indemnitor shall not so assume control of such defense, or, having assumed control, shall fail to defend the claim diligently, the Indemnitee shall retain or reassert control and dispose of the claim without in any way affecting its rights to indemnification hereunder. The parties hereto will cooperate with one another in any defense and the Indemnitee, with respect to any claim, shall be entitled to participate at its own expense in the defense of any such claim following assumption of control of such defense of any such claim by Indemnitor as hereinbefore provided. Except as hereinbefore provided, neither Indemnitee nor Indemnitor shall enter into any agreement, compromise or settlement in respect of any such claim without first obtaining the other party's written consent thereto, which consent shall not be unreasonably withheld.

          8.5.  Limitations.  With respect to any Damages
                -----------
resulting from misrepresentations and breaches of warranties of any party hereto, (a) any calculation of such Damages or costs shall take into account any actual tax benefit realized or tax cost incurred by either the Indemnitee or the Indemnitor in connection therewith, (b) such Damages or costs shall only be a basis for a claim against an Indemnitor to the extent that the aggregate dollar amount of all Damages and costs incurred by an Indemnitee for which such Indemnitee is otherwise entitled to indemnification hereunder have exceeded $1,000,000, and (c) only claims with respect to Damages of which an Indemnitor receives written notice from an Indemnitee prior to the expiration of the relevant survival period specified in Section 8.1 shall survive such expiration and be enforceable as otherwise provided in this
Article VIII. Any such written notice, to be effective, must specify with reasonable detail the nature and amount of the indemnity claim.

          8.6.  Satisfaction of Claims with CTC Stock.  Any
                -------------------------------------
obligation of any DI Shareholder under this Article VIII may be discharged by payment in cash or, in whole or in part at the election of such DI Shareholder, by the delivery to CTC, in negotiable form and free from any lien, security interest, encumbrance or claim, of a certificate or certificates representing on the date of delivery thereof to CTC such number of shares of CTC Stock as shall have an aggregate fair market value (as hereinafter defined) on such date equal to that portion of the obligation for which such election has been made. For purposes of this Section 8.6, the term fair market value of one share of CTC Stock shall mean, with respect to any particular date, the average of the closing sale prices of CTC Stock as reported on the New York Stock Exchange Composite Tape for the immediately preceding ten days on which trading in CTC Stock occurred.

          8.7.  Definition of Material Adverse Effect.  For
                -------------------------------------
purposes of the determination of any Damages and the application of the indemnification provisions of this Article VIII only, the term "Material Adverse Effect" as such term appears in the representations and warranties of DI and the Warranting Shareholders in Article II hereof (or any qualification or limitation of any such representations and warranties as to materiality) shall exclude the assets, liabilities, revenues and income attributable to DI's Forged Products Division if the transactions contemplated by Section 9.3 are consummated.


                            ARTICLE IX
                            ----------
                          MISCELLANEOUS
                          -------------
          9.1.  Costs, Expenses and Taxes.  CTC and DI will each
                -------------------------
pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby and by the Plan of Merger, including (a) all costs and expenses stated herein to be borne by a party, and (b) all accounting, legal and appraisal fees and settlement charges.

          9.2.  Further Assurances; Cooperation.  At and after
                -------------------------------
the Closing, each party hereto will execute and deliver such further instruments and documents and perform such acts as may be reasonably necessary or appropriate to cause the satisfactory completion and consummation of the transactions contemplated by this Agreement and the Plan of Merger. Following the Closing Date, CTC will use its best efforts to have the DI Shareholders released from any personal guarantees which any of them may have previously given in connection with financing for DI to the extent such guarantees are disclosed in the Disclosure Statement, and CTC will indemnify and hold harmless such DI Shareholders from and against liability thereunder after the Closing Date to the extent so disclosed.

          9.3.  Option to Purchase or Sell Forged Products Assets.
               --------------------------------------------------
Pursuant to the Option Agreement in substantially the form attached hereto as Exhibit E, CTC and Merger Sub will have the option to require
          ---------
Mr. Stephans to purchase from Merger Sub and Mr. Stephans will have the option to require CTC and Merger Sub to sell at any time during the 60-day period immediately following the Closing Date the assets of DI's Forged Products Division (the "FPD Assets") and its holding of preferred stock of Stelkast Corporation (the "Stelkast Preferred Stock"), all as more fully described in Schedule 9.03 of the Disclosure Statement. The purchase price for the FPD Assets and Stelkast Preferred Stock shall consist of $2,600,000 in cash and the assumption by the purchaser of specified liabilities, including long-term debt of approximately $1,022,000, accounts payable and accrued expenses, as described on such Schedule 9.03.

          9.4.  Post-Closing Access; Preservation of Books and Records.
                ------------------------------------------------------
CTC shall, following the Closing, give to the DI Shareholders and their respective authorized representatives such reasonable access, during normal business hours and upon prior written notice, to books and records of DI (including, without limitation, all books of account and tax records) as the DI Shareholders may reasonably request in connection with (a) the preparation and filing of individual tax returns and (b) the verification of any claim of CTC for indemnification under this Agreement and shall permit the DI Shareholders to make copies of such books and records.

          9.5.  Communications.  All notices, requests, demands
                --------------
and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered,
(ii) sent by facsimile transmission (with transmission confirmed), (iii) sent by overnight courier (with delivery confirmed) or (iv) mailed by United States first-class, certified or registered mail, postage prepaid, to the other parties at the following addresses (or at such other address as shall be given in writing by any party to the others):

               (a)  If to DI and the DI Shareholders, to:

                         Dynamet Incorporated
                         195 Museum Road
                         Washington, PA  15301

                         Attention:     Peter C. Rossin,
                                        Chairman of the Board

                         Fax Number:    412-228-2087

                    With required copy to:

                         Kirkpatrick & Lockhart LLP
                         1500 Oliver Building
                         Pittsburgh, PA  15222

                         Attention:     Charles J. Queenan, Jr.

                         Fax Number:    412-355-6501

               (b)  If to CTC, to:

                         Carpenter Technology Corporation
                         101 W. Bern Street
                         Reading, PA  19612-4662

                         Attention:     John R. Welty,
                                        Vice President, General
                                        Counsel and Secretary

                         Fax Number:    610-208-3068

                    With required copy to:

                         Dechert Price & Rhoads
                         4000 Bell Atlantic Tower
                         1717 Arch Street
                         Philadelphia, PA  19103-2793

                         Attention:     Herbert F. Goodrich, Jr.

                         Fax Number:    215-994-2222

          9.6.  Assignability; Successors and Assigns.  Except as
                -------------------------------------
hereinafter contemplated, this Agreement and the rights of the parties hereunder may not be assigned by any party without the prior written consent of the other parties. Notwithstanding the foregoing, nothing herein contained shall prohibit the assignment by CTC of certain or all of its rights hereunder to Merger Sub or one or more other wholly-owned subsidiaries of CTC; provided, however,
                                                    --------  -------
that no such assignment shall limit or affect CTC's obligations hereunder; nor shall any assignment by operation of law in connection with the merger, consolidation or dissolution of any party hereto be prohibited. Subject to the foregoing, this Agreement and all rights and powers granted and obligations created hereby will bind and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives.

          9.7.  Governing Law; Remedies.  This Agreement shall be
                -----------------------
governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof. The parties acknowledge that a breach by a party hereto of the provisions of
Article VII will cause irreparable damage to the other parties, the exact amount of which will be difficult or impossible to ascertain, and that such other parties' remedies at law for any such breach will be inadequate. Accordingly, upon breach or threatened breach of the covenants and undertakings contained in
Article VII, such other parties shall be entitled to injunctive or other equitable relief in any court of the United States or any state thereof having jurisdiction.

          9.8.  Headings.  The headings preceding the text of the
                --------
sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          9.9.  Amendment and Waiver.  CTC and DI may by mutual
                --------------------
written agreement amend this Agreement in any respect. CTC and DI may also (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party,
(ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is required prior to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be signed by an authorized representative of the party against whom enforcement of the same is sought.

          9.10.  Entire Agreement.  This Agreement and the
                 ----------------
Exhibits and Schedules hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written with respect to the subject matter hereof.

          9.11.  Execution in Counterparts.  This Agreement may
                 -------------------------
be executed in any number of counterparts, each of which shall be termed an original and all of which together shall constitute one and the same instrument.

          9.12.  Appointment of Agent for Delivery.
                 ---------------------------------
               (a)  Each DI Shareholder hereby irrevocably
constitutes and appoints Peter C. Rossin his or her agent and attorney-in-fact (the "Agent for Delivery") to effectuate the delivery to CTC of the DI Stock held by him or her as contemplated by Section 1.2(b)(ii) hereof, the receipt from CTC of the cash payment and stock certificate contemplated by such Section and the delivery to such DI Shareholder of such cash payment and stock certificate. Any action taken by the Agent for Delivery pursuant to the authority granted hereby will be effective and absolutely binding on each DI Shareholder and without recourse notwithstanding any contrary action of or direction from such DI Shareholder, except in the case of willful misconduct or actions taken in bad faith by the Agent for Delivery. The death or incapacity of any DI Shareholder will not terminate the authority and agency of the Agent for Delivery.
CTC will not be obligated to inquire into the authority of the Agent for Delivery and will be fully protected in dealing with the Agent for Delivery in lieu of the several DI Shareholders as to matters set forth herein.

               (b)  The Agent for Delivery is hereby fully
authorized by the DI Shareholders for each of them and in their respective names to:

                      (i)  Receive all notices or documents given
or to be given to the DI Shareholders in connection with this Agreement or the transactions contemplated hereby;

                     (ii)  Deliver at the Closing on behalf of
the DI Shareholders certificates for the shares of DI Stock owned by each in exchange for the cash payment and a certificate for the shares of CTC Stock to which such DI Shareholder is entitled, all as contemplated by Section 1.2;

                    (iii)  Sign and deliver to CTC at the Closing
a receipt for the cash payment and the certificate representing such shares of CTC Stock;

                     (iv)  Deliver to CTC at the Closing all such
other certificates and documents to be delivered to CTC by such DI Shareholder as hereinbefore provided; and

                      (v)  Deliver to each DI Shareholder,
personally or by registered mail addressed to the address of each such DI Shareholder on the books of DI, the cash and stock certificate referred to in subparagraph (ii) above.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                         DYNAMET INCORPORATED


                         By:____________________________________
                                   Peter C. Rossin
                                   Chairman of the Board


                         _______________________________________
                                   Peter C. Rossin


                         ________________________________________
                                   Ada E. Rossin,
                                   individually and as
                                   Trustee under the irrevocable
                                   Deeds of Trust each dated
                                   July 12, 1989 for the
                                   benefit of Katherine Rossin
                                   Stephans and Elizabeth Lee
                                   Stephans, respectively.


                         ________________________________________
                                   Peter N. Stephans


                         ________________________________________
                                   Joan R. Stephans,
                                   individually and as
                                   Trustee under the irrevocable
                                   Deeds of Trust each dated
                                   July 12, 1989 for the
                                   benefit of Katherine Rossin
                                   Stephans and Elizabeth Lee
                                   Stephans, respectively.


                         CARPENTER TECHNOLOGY CORPORATION


                         By:_____________________________________
                                   Robert W. Cardy
                                   Chairman of the Board,
                                   President & Chief Executive
                                   Officer